SKYLINE TOWER OFFICE LEASE

                                     BETWEEN

                       THE TRUSTEES UNDER THE WILL AND OF
                          THE ESTATE OF JAMES CAMPBELL,
                             DECEASED, AS LANDLORD,

                                       AND

                             PACIFICA JOINT VENTURE,
                                    AS TENANT



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Page
BASIC LEASE PROVISIONS ......................................................1
1. Term; Commencement Date...................................................3
2. Base Rent.................................................................3
3. Additional Rent ..........................................................4
4. Deposit...................................................................5
5. Repairs ..................................................................6
6. Improvements and Alterations .............................................6
7. Liens.....................................................................7
8. Use of Premises . ........................................................7
9. Utilities and Services ...................................................8
10. Rules and Regulations ..................................................10
11. Taxes on Tenant's Property. . ..........................................10
12. Reserved ...............................................................10
13. Fire or Casualty .......................................................10
14. Eminent Domain .........................................................11
15. Assignment and Subletting . ............................................11
16. Access..................................................................13
17. Subordination; Attornment; Estoppel Certificates .......................13
18. Sale by Landlord .......................................................14
19. Nonliability and Indemnification of Landlord Insurance .................14
20. Waiver of Subrogation...................................................16
21. Attorneys Fees .........................................................17
23. Notices.................................................................17
24. Insolvency or Bankruptcy ...............................................17
25. Default; Remedies ......................................................17
26. Hold Over. .............................................................19
27. Condition of Premises ..................................................19
28. Quiet Possession .......................................................19
29. Damage to Tenant's Property . ..........................................19
30. Conflict of Laws . .....................................................19
31. Common Facilities ......................................................19
32. Successors and Assigns .................................................20
33. Brokers. ...............................................................20
36. Interest on Tenant's Obligations . .....................................20
38. Defined Terms and Marginal Headings ....................................20
39. Prior Agreements Separability ..........................................21
40. Traffic Management......................................................21
41. Reserved................................................................21
42. No Light, Air or View Easement .........................................21
43. Hazardous Substances....................................................21
44. Lender Protection.......................................................21
45. Force Majeure...........................................................22
46. Additional Terms and Conditions.........................................22

EXHIBITS
Exhibit A         Floor Plan of Building
Exhibit B         Legal Description
Exhibit C         Tenant Workletter
Exhibit D         Rules and Regulations

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                                      LEASE


         This Lease is made as of this 31 day of March, 1998, between THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED, acting in their fiduciary and not in their individual capacities ("Landlord"), and PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank ("Tenant").

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions of this Lease, those certain premises (the "Premises") described in Item I of the Basic Lease Provisions set forth below. The Premises are located in that certain office building (the "Building") currently known as Skyline Tower, located at 10900 N.E. 4th Street in Bellevue, King County, Washington. The Premises are situated on the first floor of the Building as shown on the floor plan attached to this Lease as Exhibit A. The Building is located on the real property legally described on Exhibit B attached.


                                        BASIC LEASE PROVISIONS


         1. Description of Premises: The Premises contain an agreed area of 6,985 rentable square feet.

         2.     Building Rentable Area: 390,160.

         3.     Tenant's Share of Operating Expenses and Real Property Taxes:
                .79%.

         4.     Base Year: Calendar year 1998.

         5.     Annual Base Rent:

                (a) From the "Commencement Date" (defined below) through the last day of the twenty fourth (24th) full calendar month of the Lease Term- $174,625.00.

                (b) From the first day of the twenty fifth (25th) full calendar month of the Lease Term through and including the last day of the thirty sixth (36th) full calendar month of the Lease Term - $181,610.00.

                (c) From the first day of the thirty seventh (37th) full calendar month of the Lease Term through and including the last day of the sixtieth (60th) full calendar month of the Lease Term
                - $188,595.00.

           6.    Monthly Installments of Base Rent:

                (a) From the "Commencement Date" (defined below) through the last day of the twenty fourth (24th) full calendar month of the Lease Term- $14,552.08.

                (b) From the first day of the twenty fifth (25th) full calendar month of the Lease Term through and including the last day of the thirty sixth (36th) full calendar month of the Lease Term - $15,134.17.

                (c) From the first day of the thirty seventh (37th) full calendar month of the Lease Term through and including the last day of the sixtieth (60th) 1 full calendar Month of the Lease Term - $15,716.25.


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         7.     Lease Term: Sixty (60) full calendar months.

         8.     Target Commencement Date: August 1, 1998.

         9. Deposit: $250,000 in the form of a letter of credit as described in Paragraph 4 of this Lease.

         10. Advance Rent: $14,552.08, due and payable when this Lease is fully executed

         11. Brokers : Colliers Macaulay Nicolls International, Inc. and Pacific Real Estate Partners, Inc.

         12. Permitted Use: Retail banking, commercial banking, banking related services and general business offices.

         13.    Addresses for Notices:

                Landlord:

                c/o The Seneca Real Estate Group
                10900 N.E. 4th Street, Suite 800
                Bellevue, Washington 98004

                Tenant:

                Prior to the Commencement Date:
                11405 N.E. 2"d Place
                P.O. Box 52748
                Bellevue, Washington 98015-2748

         14. Address for Payments: The address for Landlord set forth in Item 13 above, or such other address as Landlord may designate.

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                                 LEASE AGREEMENT

         1.     Term: Commencement Date,

                (a) The Lease Term shall be as shown in Item 7 of the Basic Lease Provisions and shall commence on the Target Commencement Date as shown in
Item 8 of the Basic Lease Provisions or such later date as the Premises shall be tendered to Tenant as set forth in Exhibit C attached (the "Workletter"), or upon such earlier date as Tenant takes possession and commences use of the Premises for the Permitted Use identified in Item 12 of the Basic Lease Provisions. The date the Lease Term commences, as described in the preceding sentence, is referred to in this Lease as the "Commencement Date"; provided, if the Commencement Date is a day other than the first day of a calendar month, unless otherwise agreed in writing by Landlord and Tenant, the Lease Term shall not commence until the first day of the first calendar month starting after the Commencement Date, however all of the other terms and conditions of this Lease (including those regarding payment of rent) shall be applicable on the Commencement Date. Landlord will confirm the Commencement Date in writing to Tenant promptly after the commencement of the Lease Term. (b) If Landlord for any reason cannot deliver possession of the Premises to Tenant on or before the Target Commencement Date, then Landlord shall not be subject to any liability therefor; nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises within one hundred twenty (120) days from the Target Commencement Date, then at Tenant's option, to be exercised within thirty (30) days after the expiration of said 120-day period, this Lease shall terminate and upon Landlord's return of any monies previously deposited by Tenant the parties shall have no further rights or liabilities towards each other. Notwithstanding the foregoing sentence, if Landlord is unable to deliver possession of the Premises to Tenant within the 120-day period due to delays caused by Tenant or material shortages, labor strikes or other reasons beyond Landlord's control, the 120-day period shall be extended by the number of days of delay experienced by Landlord.

          2.    Base Rent.

                (a) Tenant agrees to pay Base Rent for the Premises at the per annum rental rate stated in Item S of the Basic Lease Provisions. The Base Rent shall be payable in equal monthly installments in the amounts set forth in Item 6 of the Basic Lease Provisions, payable in advance, without deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter. If the term of this Lease commences or ends on a day other than the first or last day of a calendar month, then the rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month, and such rent shall be paid at the commencement of such partial month.

                (b) Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Tenant therefor agrees if Tenant does not make any payment required of Tenant under this Lease within five (5) days of the due date, Tenant shall pay Landlord a late charge in the amount of five percent (5%) of the delinquent payment, which amount shall immediately be due and payable on demand.

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          3.      Additional Rent.

                (a) During each calendar year after the Base Year identified in
Item 4 of the Basic Lease Provisions, Tenant agrees to pay as "Additional Rent" for the Premises, "Tenant's Share" (defined below) of all increases in "Property Taxes" (defined below) and "Operating Expenses" (defined below) incurred by Landlord in the operation of the Building, over the amount of the Property Taxes and Operating Expenses incurred by Landlord in the operation of the Building during the Base Year. For purposes of this Lease, "Tenant's Share" shall mean the ratio between the rentable area of the Premises and the rentable area of the Building. Tenant's Share, calculated based on the initial square foot area of the Premises, is set forth in Item 3 of the Basic Lease Provisions.

                (b) Prior to or promptly after the commencement of each calendar year following the Base Year, Landlord shall give Tenant a written estimate of the anticipated increases in Property Taxes and Operating Expenses over the Base Year and Tenant's Share of such increases. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, without deduction or offset, on or before the first day of each calendar month, with the monthly installment of Base Rent payable under Paragraph 2 above. After the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual increases over the Base Year in the Property Taxes and Operating Expenses incurred by Landlord during the applicable calendar year and Tenant's Share thereof. If the statement shows Tenant's Share of the actual increases exceeds the amount of Tenant's estimated payments, within thirty (30) days after receiving the statement, Tenant shall pay the amount of the deficiency to Landlord. If the statement shows Tenant has overpaid, the amount of the excess shall be credited against installments next coming due under this Paragraph 3; provided, however upon the expiration or earlier termination of the Lease Term, if Tenant is not then in default under this Lease, Landlord shall refund the excess to Tenant.

                (c) If at any time during any calendar year of the Lease Term (other than the Base Year) the Property Taxes applicable to the Building change and/or any information used by Landlord to calculate the estimated Operating Expenses changes, Tenant's estimated share of such Property Taxes and/or Operating Expenses, as applicable, may be adjusted accordingly one (1) time per calendar year, by written notice from Landlord to Tenant of the amount or estimated amount of the change, the month in which the change is effective, and Tenant's Share thereof. Tenant shall pay such increase to Landlord as a part of Tenant's monthly payments of estimated Property Taxes or Operating Expenses as provided in subparagraph (b) above, commencing with the month following the month in which Tenant is notified of the adjustment.

                (d) For purposes of this Lease, the term "Operating Expenses" means all costs of and expenses paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Building, including all common areas and facilities, and shall include the following costs by way of illustration but not limitation: water and sewer charges; insurance premiums; license, permit, and inspection fees; heat; light; power; steam; janitorial and security services; labor; salaries; air conditioning; landscaping; maintenance and repair of driveways and surface areas; supplies; materials; equipment; tools; the cost of any capital improvements or modifications made to the Building by Landlord that are intended to reduce Operating Expenses, are required under any governmental law or regulation not applicable to the Building or not in effect at the time the Building was constructed, or are made for the general benefit and convenience of all tenants of the Building, which costs shall be amortized over such reasonable period as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; all property management costs, including office rent for any property management office and professional property management fees; legal and accounting expenses; and all other expenses or charges which, in accordance with generally accepted management practices would be considered an expense of maintaining, operating, repairing, replacing or administering the Building. Operating Expenses shall not included real estate fees or commissions or other costs incurred by Landlord in connection with the leasing

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of space in the Building, attorneys' fees or other costs incurred by Landlord in connection with disputes with tenants of the Building, or the cost of any capital improvements or modifications made to the Building which are not specifically included within Operating Expenses pursuant to this Paragraph 3(d).

                (e) For purposes of this Lease, the term "Property Taxes" means all real estate taxes or personal property taxes and other taxes, surcharges and assessments, unforeseen as well as foreseen, which are levied with respect to the Building and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in tile Building and used in connection with the operation of the Building, and the land upon which it is situated, and any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Paragraph
11. The term "Property taxes" shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income, inheritance, gift and franchise taxes.

                (f) Notwithstanding anything to the contrary contained in subparagraph (d) above, as to each specific category of expense which one or more tenants of the Building, at Landlord's sole discretion, either pays directly to third parties or specifically reimburses to Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.) such tenant(s) payments with respect thereto shall not be included in Operating Expenses for purposes of this Paragraph 3, but Tenant's Share of each of such category of expense shall be adjusted by excluding from the denominator thereof the rentable area of all such tenants paying such category of expense directly to third parties or reimbursing the same directly to Landlord. Whenever Tenant wishes to enter into a separate contract to provide any specific utility or service normally provided by the Building, Tenant shall contract with the firm providing that service to the Building unless Landlord otherwise consents in writing, which consent shall not be unreasonably withheld. Moreover, if Tenant pays or directly reimburses Landlord for any such category of expense, such category of expense shall be excluded from the determination of Operating Expenses for Tenant except to the extent such expense was incurred with respect to the common areas in the Building.

                (g) The Base Rent payable pursuant to Paragraph 2, the Additional Rent payable pursuant to this Paragraph 3, and all other amounts required to be paid by Tenant under this Lease are collectively referred to as, and shall for all purposes constitute "rent".

         4. Deposit Upon Landlord's execution of this Lease, Tenant will provide Landlord with a letter of credit in the amount of $250,000 (the "Letter of Credit") and will pay to Landlord Advance Rent in the amount set forth in
Item 10 of the Basic Lease Provisions as partial consideration for Landlord's execution of this Lease. The Letter of Credit must be issued by a bank or other financial institution acceptable to Landlord and must be acceptable to Landlord in form and content. The Advance Rent shall be applied to the Base Rent due for the first month that Tenant is obligated to pay Base Rent under this Lease. The Letter of Credit shall be held by Landlord for the entire Lease Term as provided in this Paragraph 4. The term of the Letter of Credit shall either be equivalent to the term of this Lease or it shall be renewable annually no later than thirty
(30) days prior to each anniversary of the date the Lease Term commenced. If the Letter of Credit is not so renewed, Landlord shall be entitled to draw the entire undrawn balance of the Letter of Credit and any amounts so drawn shall be held by Landlord, without interest, as a deposit. So long as Tenant is not in default under this Lease, and no events or circumstances exist which with notice, the passage of time or both will become a default, the amount of tile Letter of Credit shall be reduced by $50,000 on each anniversary of the date the Lease Term commenced, however in no event shall the amount of the Letter of Credit ever be reduced below $50,000. If Tenant defaults with respect to any provision of this Lease, and fails to cure the default prior to the expiration of the applicable cure period, if any, Landlord may draw on the Letter of Credit (or use, apply or retain all or any part of the deposit, as applicable) for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord

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suffer by reason of Tenant's default. If any portion of the Letter of Credit is so drawn (or said deposit is so used or applied), Tenant shall, upon demand therefor, increase the amount of the Letter of Credit (or deposit cash with Landlord) In all amount sufficient to restore the Letter of Credit or the deposit, as applicable, to its original amount (as the same has been reduced pursuant to this paragraph) and Tenant's failure to do so shall constitute a default hereunder by Tenant. If Tenant performs every provision of this Lease to be performed by it, the Letter of Credit (or an amount equal to the remaining balance of the deposit amount) shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term.

          5.    Repairs.

                (a) Subject to Paragraph 5(b), and except for maintenance attributable to Tenant's breach of its obligations under this Lease, which maintenance shall be Tenant's responsibility, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other common areas of the Building and Landlord shall keep the Building in a safe, clean and neat condition, and use reasonable effort to keep all equipment used in common with other tenants or located outside the Premises, such as elevators, plumbing, heating, air conditioning, electrical and similar equipment, in good condition and repair. Except as provided in Paragraph 13 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or in or to fixtures, appurtenances and equipment therein or thereon. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. Landlord agrees to comply with all laws, statutes or ordinances now or hereafter in effect and applicable to Landlord's maintenance or repair of the Building.

                (b) Tenant agrees that all repairs to the Premises not required above to be made by Landlord and all decorating, remodeling, alteration and painting required by Tenant during the term of this Lease shall be made by Landlord (or a third party reasonably acceptable to Landlord) at the sole cost and expense of Tenant. Tenant will pay for any repairs to the Premises or the Building made necessary by any negligence or carelessness of Tenant or its assignees, subtenants, employees or their respective agents or other persons permitted in the Building by Tenant, or any of them, and will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition, reasonable wear and tear excepted.

          6.    Improvements and Alterations

                (a) Landlord's construction obligations under this Lease, if any, are set forth in the Workletter,

                (b) Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided no such changes may materially adversely affect access to the Premises, or the visibility of the Premises from the main Building lobby.

                (c) Tenant shall not make any alterations, additions or improvements in or to the Premises without first submitting to Landlord professionally prepared plans and specifications for such work and obtaining Landlord's prior written approval, which approval shall not be unreasonably withheld. All such alterations, additions and improvements shall be made at Tenant's sole cost and expense by Landlord (or a third party reasonably acceptable to Landlord). The cost of any alterations,, additions or improvements performed by Landlord shall be reimbursed by Tenant within ten (10) days after the presentation of an invoice to Tenant for the cost of the work, which costs shall include a reasonable charge for Landlord's supervision of the work (which shall not exceed five percent (5%) of the total cost of the work). All alterations, additions and improvements performed by a third party for Tenant shall be performed in a manner which (a) is consistent with the Landlord-approved plans and specifications and any conditions imposed by Landlord in connection therewith; (b) is in conformity with commercial standards; (c) includes acceptable


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insurance coverage for Landlord's benefit; (d) does not affect the structural integrity of the Building; (e) does not disrupt the business or operations of other tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Building. Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions. All alterations, additions and improvements (expressly including all light fixtures, heat, ventilation and air conditioning units and floor coverings), except trade fixtures and appliances and equipment not affixed to the Premises, shall become the property of Landlord without any obligation on its part to pay therefor. Upon the expiration or earlier termination of this Lease, Landlord, at its option, may require Tenant to remove from the Premises (i) all alterations, additions and improvements made by Tenant, including without limitation any and all telephone, computer and other communications system cabling and equipment installed by or for Tenant, and (ii) the vault, night deposit box and any automatic teller machine now or hereafter located on the Premises, and Tenant shall repair any damage to the Premises resulting from such removals. At Tenant's request, Landlord will advise Tenant at the time Tenant seeks Landlord's approval of any alterations, additions or improvements to the Premises by Tenant whether or not Landlord will require such alterations, addition or improvements to be removed upon the expiration or earlier termination of this Lease.

         7. Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Within ten (10) days following the imposition of any such lien, Tenant shall cause the same to be released of record by payment or posting of a lien release bond in the amount then required pursuant to applicable laws (or other security reasonably acceptable to Landlord). If Tenant fails to comply with the preceding sentence, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, shall create automatically an obligation of Tenant to pay an equivalent amount as additional rent, which additional rent shall be payable by Tenant on Landlord's demand with interest thereon from the date incurred by Landlord at the interest rate provided for in Paragraph 36 of this Lease.

          8. Use of Premises. Tenant shall use the Premises only as set forth in Item 12 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which are not the responsibility of Landlord under this Lease and which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything in or about the Premises or the Building which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building, or property located therein and shall comply with all rules, orders, regulation and requirements of the Washington Insurance Examining Bureau or any other organization performing a similar function. Notwithstanding Paragraphs 3(d) or 3(f), Tenant shall promptly upon demand reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this paragraph; provided, such demand for reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.


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9.       Utilities and Services.

                  (a) Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth below: .

                           (i) Landlord shall provide automatic elevator
facilities from 7 a.m. to 6 p.m., Monday through Friday, except for holidays observed by Building management ("Normal Building Hours"). At least one elevator will be available for use at all times other than Normal Building Hours (so Tenant shall have access to the Premises seven (7) days per week, twenty-four
(24) hours per day, including holidays), subject to such Building security systems and procedures as may be in effect from time to time.

                           (ii) During Normal Building Hours, and during such
weekend hours (presently 8:00 a.m. to 1:00 p.m. on Saturdays) as Landlord at its option elects to make such services available at no charge to the tenants of the Building, Landlord shall ventilate the Premises and furnish heat and air conditioning when in the judgment of the Landlord it is required for the comfortable occupancy of the Premises, subject to any governmental requirements or standards relating to, among other things, energy conservation. Upon request, Landlord shall make available at Tenant's expense after hours heat or air conditioning. The minimum use of after hours heat or air conditioning and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant as the same may change from time to time. The current charge for after hours HVAC service is $15.00 per hour, which charge is subject to change from time to time. In addition to any and all other rights and remedies which Landlord may have for a violation or breach of this Lease, Landlord may discontinue said after hours heating and air conditioning service without any abatement of rent to Tenant whatsoever.

                           (iii) Landlord shall furnish to the Premises at all
times, subject to interruptions beyond Landlord's control, electric current as required by the building standard office light and receptacles. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installations, or be in violation of any governmental energy use ordinance.

                           (iv)Landlord shall furnish water for drinking,
cleaning and lavatory purposes only,

                           (v) Landlord shall provide janitorial services to the
Premises, comparable to that provided in other comparable office buildings in the immediate vicinity of the Building, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, and Landlord directs, they shall be kept clean and in order by Tenant, at Tenant's expense and to the satisfaction of Landlord, and by persons approved by Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish in excess of that usually attendant upon the use of the Premises as offices.

                           (vi) Landlord shall replace, as necessary, the
fluorescent tubes in the standard lighting fixtures installed by Landlord.

                  (b) In accordance with Paragraph 3 of this Lease, as Additional Rent, Tenant shall pay its share of all charges for heat, water, light, gas, electricity, sewer, garbage, fire protection and any other utilities and/or services used or consumed on or supplied to the Building and not separately metered and charged to the Premises or any other premises in the Building. Tenant shall be solely responsible for and shall promptly pay when due all charges for telephone or any other utilities or services separately metered or charged to the Premises. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electric current and water, required to be provided by Landlord by reason of any substantial recurrent use of the Premises at any time other than Normal Building Hours, or any use beyond what Landlord agrees to furnish as described above, or special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses. At Landlord's option, separate meters for such utilities and services may be installed for the Premises, and Tenant upon demand therefor, shall immediately pay Landlord for the installation, maintenance or repair of such meters.

                  (c) Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay rent under this Lease and shall entitle the Landlord to the rights herein granted for such breach.

                  (d) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lock-outs or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control, nor shall any such failure, stoppage or interruption of any such service be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement. In the event of any failure, stoppage or interruption thereof, however, Landlord shall use reasonable diligence to resume service promptly. Notwithstanding any of the foregoing, in the event of a failure, stoppage or interruption in the services to the Premises which materially adversely affects Tenant's ability to use and occupy the Premises, from any cause whatsoever (including one of the events described in Paragraph 45 below), services are not restored so that Tenant can again reasonably use and occupy the Premises for the Permitted Use within one hundred eighty (180) days after the date of the failure, stoppage or interruption, Tenant shall have the right to terminate this Lease by written notice given to Landlord at any time prior to the date that services to the Premises are restored so that Tenant can again reasonably use and occupy the Premises for the Permitted Use.

                   (e) Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services.

                   (f) All telephone and telecommunications services desired by Tenant shall be ordered and utilized by Tenant at its sole cost and expense. Tenant shall separately contract with a telephone or telecommunications provider (a "Provider") to provide telephone and telecommunications services to the Premises. If Tenant desires to utilize the services of a Provider whose equipment is not presently servicing the Building, such Provider must obtain the written consent of Landlord before it will be permitted to install its lines or other equipment within the Building. Landlord's consent to the installation of lines or equipment within the Building by any Provider shall be evidenced by a written agreement between Landlord and the Provider, which contains terms and conditions acceptable to Landlord in its sole discretion. Landlord's refusal for any reason whatsoever to consent to any prospective Provider shall not be deemed a default or breach by Landlord of its obligations under this Lease. Landlord makes no warranty or representation to Tenant as to the suitability, capability or financial strength of any Provider whose equipment is presently serving the Building, and Landlord's consent to a Provider whose equipment is not presently serving the Building shall not be deemed to constitute such a representation or warranty. To the extent the service by a Provider is interrupted, curtailed or discontinued for any reason whatsoever, Landlord shall have no obligation or liability in connection therewith unless the interruption is caused by the negligence or intentional misconduct of Landlord, and it shall be the sole obligation of Tenant at its expense to obtain substitute service. The provisions of this paragraph are solely for the benefit of Tenant and Landlord, are not for the benefit of any third party, specifically including without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary hereof.

         10. Rules and Regulations Tenant agrees to abide by all nondiscriminatory rules and regulations of the Building imposed by Landlord as the same may be changed from time to time upon reasonable notice to Tenant. The current Building rules and regulations are set forth in Exhibit D attached. The Building rules and regulations are imposed for the cleanliness, good appearance, proper maintenance and good order and reasonable use of the Premises and the Building, and as may be necessary for the enjoyment of the Building by all tenants and their clients, customers and employees. Landlord shall not be liable for the failure of any tenant of the Building, its agents or employees, to conform to the rules and regulations.

         11.      Taxes on Tenant's Property.

                  (a) Tenant shall be liable for and shall pay not later than ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes, levies or assessments on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord pays the taxes, levies and assessments based upon such increased assessment, which Landlord shall have the right to do regardless of validity thereof, Tenant shall, upon demand, repay to Landlord the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment; provided that, in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes, levies and assessments so paid under protest, any amount so recovered to belong to Tenant.

                   (b) If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph (a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than Landlord's "building standard," such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

         12.      Reserved

         13. Fire or Casualty. If the Premises, or access to them, are wholly or partially destroyed by fire or other casualty covered by the extended coverage insurance maintained by Landlord for the Building, within ninety (90) days of such destruction, Landlord shall commence to rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were furnished to Tenant, excluding any improvements installed by Tenant and this Lease shall continue in full force and effect. If, however, the Building is so damaged or destroyed to the extent of more than one-third of its replacement cost, or to any substantial extent by a casualty not covered by insurance, Landlord, after giving thirty (30) days' notice to Tenant, may elect to terminate this Lease in lieu of so restoring the Premises (or access thereto, as applicable), if Landlord is terminating the leases of a majority of the tenants affected by the casualty. Landlord shall in no event be obligated to make any repairs or replacement of any items other than those items installed by or at the expense of the Landlord at the commencement of the Lease term. If the Premises are rendered totally or partially untenantable by a casualty not caused by Tenant (or its agents or employees) Base Rent shall abate during the period of reconstruction based on the ratio the untenantable portion of the Premises bears to the entire Premises. If at any time during the last twelve (12) months of the Lease Term, the Premises or access to the Premises are wholly or partially destroyed by fire or other casualty, to the extent that Tenant cannot reasonably use and occupy the Premises for the Permitted Use, and such damage will reasonably take more than sixty

(60) days to repair, Tenant may terminate this Lease by a written notice given to Landlord at any time within thirty (30) days after the date the damage occurs.

         14. Eminent Domain. If access to the Premises or the entire Premises (or such part thereof as shall substantially interfere with Tenant's use and occupancy of the remainder of the Premises, as determined by Landlord in its discretion), shall be taken by any lawful power or authority by exercise of the right of eminent domain, or transferred in lieu thereof under a threat of condemnation, this Lease shall terminate effective as of the date possession is required to be surrendered to the condemning authority. If this Lease does not terminate as provided above, and if the condemnation proceeds are available to Landlord for repair and restoration of the Premises and sufficient for such purposes, Landlord shall promptly proceed to restore the Premises (or access thereto, as applicable) to substantially the condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Landlord reserves the entire damage award or payment for any taking by eminent domain or a transfer in lieu thereof, and Tenant waives all claims whatsoever against Landlord for damages for termination of its leasehold interest in the Premises, or for interference with its business. Tenant, however, shall have the right to separately claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant's furniture, trade fixtures and equipment, unamortized leasehold improvements paid for by Tenant, and any damages to Tenant for relocation or business interruption expenses, provided, Tenant shall be entitled to any such damages only if they are awarded separately from and not as part of Landlord's damages.

         15.      Assignment and Subletting.

                  (a) Except as otherwise permitted pursuant to Paragraph 15(f) below, Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber or convey all or any portion of its interest in this Lease or in the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, and any such attempted assignment, subletting, mortgage or other encumbrance or conveyance without such consent shall be null and void and of no effect. In determining whether to consent to a proposed assignment or subletting, Landlord may consider any commercially reasonable basis for approving or disapproving the proposed subletting or assignment, including without limitation any of the following: (i) the experience or business reputation of the proposed assignee or sublessee, (ii) whether the clientele, personnel or foot traffic which will be generated by the business of the proposed assignee or sublessee is consistent in Landlord's opinion with the businesses of other tenants of the Building, (iii) notwithstanding that Tenant or others may remain liable under this Lease, whether the proposed assignee or sublessee has a net worth and financial strength and credit record satisfactory to Landlord, and (iv) whether the use of the Premises by the proposed assignee or sublessee will be substantially the same as the use of the Premises by Tenant, or whether such use is consistent with the businesses of other tenants then occupying the Building, and whether such use will violate or create any potential violation of any laws or a breach or violation of any other lease or agreement by which Landlord is bound.

                  (b) No permitted assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease shall relieve Tenant of its obligations to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any subletting, assignment, mortgage or other encumbrance or conveyance. Consent to one sublease, assignment, mortgage or other encumbrance or conveyance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance or conveyance.

                  (c) Except as otherwise permitted pursuant to Paragraph 15(f) below, if Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord no less than thirty (30) days prior to the date such assignment or subletting is to be effective (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and a copy of the proposed sublease or assignment form; and (iv) such financial and other information as Landlord may request concerning the proposed subtenant or assignee.

                  (d) Upon receipt of the notice required in Paragraph 15(c) above, Landlord, at its option, shall have the right to terminate this Lease as to the portion of the Premises which Tenant proposes to sublease or assign. Landlord shall have twenty (20) days from the date it receives Tenant's notice under Paragraph 15(c) to exercise such option. If Landlord elects to exercise its option to terminate the Lease as to the portion of the Premises which Tenant proposes to sublease or assign, Tenant shall have the right to withdraw its request for Landlord's approval of the proposed sublease or assignment by giving Landlord written notice of such withdrawal within five (5) days after its receipt of Landlord's notice to Tenant exercising Landlord's right to so terminate this Lease. If Landlord exercises its option to terminate this Lease as to the portion of the Premises to be sublet or assigned, and Tenant does not elect to withdraw its request for Landlord's approval of the proposed sublease or assignment, Landlord shall be free to lease such portion of the Premises to any person or entity (including the sublessee or assignee proposed by Tenant) on such terms and conditions as Landlord deems acceptable. If Landlord does not exercise such option within such time, Tenant may thereafter assign this Lease or sublet the portion of the Premises subject thereof, provided Landlord pursuant to Paragraph I5(a) above consents thereto, but at the rental rate and other terms and conditions set forth in Tenant's notice to Landlord and not later than ninety (90) days after delivery of the aforesaid Tenant's notice to Landlord unless a further notice is given. No action or inaction by Landlord in connection with its right under this Paragraph 15(d) shall constitute or be deemed to constitute an approval of a proposed assignment or sublease for purposes of Paragraph 15(a). If Landlord elects not to recapture the portion of the Premises to be sublet or assigned pursuant to this Paragraph 15(d) and Landlord consents to the subletting or assignment, Tenant shall pay to Landlord one-half (1/2) of any and all consideration (including rent payments) received by Tenant for the sublease or assignment, less the reasonable costs and expenses (including brokerage fees and tenant improvement costs) incurred by Tenant in connection with the sublease or assignment, to the extent in excess of the Base Rent and Additional Rent payable by Tenant pursuant to this Lease.

                  (e) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. Except as otherwise permitted pursuant to Paragraph 15(f) below, the transfer, assignment or hypothecation of any stock or other ownership interest in Tenant, in the aggregate in excess of twenty-five percent (25%), shall be deemed an assignment within the meaning and provisions of this Paragraph 15. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorney's fees (up to a maximum amount of $1,000) incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.

                  (f) Notwithstanding any other provision of this Paragraph 15, Tenant may assign this Lease to a bank or other financial institution which acquires Tenant or all of the assets of Tenant, provided that the net worth and financial condition of the acquiring entity is at least as strong, in Landlord's reasonable opinion, as the net worth and financial condition of Tenant immediately prior to the date of the transfer. Tenant shall provide Landlord with such information regarding the transferee as Landlord may reasonably require, and Tenant shall cause the transferee to execute a lease assumption agreement pursuant to which the transferee assumes the obligation: of Tenant under this Lease, which agreement must be reasonably acceptable to Landlord in form and content. Tenant shall pay all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with the preparation of any such assumption agreement, up to a maximum amount of $1,000. Further notwithstanding the foregoing, Tenant may enter into subleases, which shall not exceed in the aggregate twenty five percent (25%) of the rentable area of the Premises, with entities with which Tenant has entered into a business arrangement pursuant to which such entity will provide services to Tenant's customers and clients, provided that the sublessee or sublessees enter into a written sublease agreement with Tenant in form and content reasonably acceptable to Landlord and Tenant provides Landlord with written notice of any such sublease (and a copy of the executed sublease agreement) at least ten (10) days prior to the date the sublessee takes possession of the Premises.

                  (g) Landlord acknowledges, the initial Tenant, Pacifica Joint Venture, has been formed to obtain a Washington state banking charter for the purpose of organizing Pacifica Bank (the "Bank"). If a state banking charter is issued for the Bank, Tenant shall assign its rights under this Lease to the Bank, and the Bank shall assume the obligations of Tenant under this Lease pursuant to a written lease assignment and assumption agreement in form and content acceptable to Landlord. Landlord's consent shall not be required for such assignment. Upon the full execution of such assignment and assumption agreement, the initial Tenant (i.e., Pacifica Joint Venture) shall be released from all of its obligations under this Lease, and thereafter all references in this Lease to "Tenant" shall mean the Bank. If the Bank's charter has not been issued by September 15, 1998, unless otherwise agreed in writing by Landlord and Tenant, this Lease will terminate and Tenant shall pay to Landlord within fifteen (15) days thereafter, an amount equal to the sum of (1) all amounts incurred by Landlord in making improvements to the Premises pursuant to the Workletter, (2) the amount of the real estate commissions paid by Landlord in connection with this Lease, and (3) $43,656.24, which is equivalent to the Base Rent payable for a period of three (3) calendar months.

         16. Access. Landlord and its agents shall have the right to enter the Premises at any time to examine the same, to show them to prospective and current purchasers, lenders or tenants, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. Except in emergency situations, to provide services to be provided by Landlord hereunder, or to perform routine repair and maintenance work, Landlord will give Tenant at least twenty four (24) hours advance notice prior to entering the Premises. Tenant hereby waives any claim for damages or any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of the Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed to be performed by Landlord.

         17.      Subordination; Attornment; Estoppel Certificates

                  (a) This Lease is junior, and subordinate to all leases, mortgages, deeds of trust, and other security instruments of any kind now covering the Building, or any portion thereof. Landlord reserves the right to place liens or encumbrances on the Building, or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver to Landlord within twenty (20) days of Landlord's demand such further instruments evidencing such subordination of this Lease as may be requested by Landlord; provided such instruments contain nondisturbance language consistent with the terms of this Paragraph 17(a). Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant. In the event of the foreclosure of any such lien or encumbrance, Tenant shall attorn to the then owner wo owns or acquires title to the Building and will recognize such owner as Landlord under this Lease. Tenant hereby waives any right to terminate this Lease because of any such foreclosure, provided that the then owner shall have previously agreed or shall agree to Tenant's occupancy and right to quiet possession of the Premises in accordance with this Paragraph 17(a).
                  (b) Tenant shall at any time and from time to time upon not less that twenty (20) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Base Rent, Additional Rent and other charges have been laid in advance, if any, stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge and containing such other accurate statements or certifications of fact as Landlord may request. Any such statement delivered pursuant to this Paragraph maybe relied upon by any prospective purchaser of the fee of the Building or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Building. Tenant's failure to deliver an estoppel certificate within the twenty
(20) day period shall be deemed Tenant's confirmation of the accuracy of the information in such certificate supplied by Landlord to the prospective mortgagee, purchaser, ground lessor or other encumbrancer.

                  18. Sale by Landlord. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any and all liability accruing under this Lease after the effective date of the sale or conveyance. Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant. If any security deposit has been made by Tenant, Landlord will transfer such security deposit to the purchaser (or credit the purchaser for the amount of the security deposit), and thereupon Landlord shall be discharged from any further liability in reference thereto.

           19.     Nonliability and Indemnification of Landlord Insurance.

                  (a) Except for Landlord's negligence, willful misconduct or breach of this Lease, Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property whatsoever.

                  (b) Tenant shall indemnify, hold Landlord harmless from and defend Landlord against any and all claims, losses, costs, damages, expenses and liabilities, including without limitation reasonable attorneys' fees, for any injury or damages to any person or property whatsoever, when such injury or damage has been caused in part or in whole by act, neglect, fault, or omission of Tenant, its agents, servants, employees or invitees or resulting from Tenant's failure to comply with any of the terms or conditions of this Lease. Landlord shall indemnify, defend and save Tenant, its partners, officers, agents, employees and contractors, harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (regardless of whether such claims involve litigation), resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with Landlord's breach of its obligations hereunder, or any negligent or willful act or omission of Landlord or any officer, agent, employee, guest or invitee of Landlord, or of any such entity, in or about the Premises, the Building. The foregoing indemnity obligations of the parties are intended to specifically cover actions brought by the indemnifying party's own employees, and with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. As between Landlord and Tenant, such indemnities arc specifically and expressly intended to constitute waivers by the indemnifying party of its immunity, if any, under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other party with a full and complete indemnity from claims made by the indemnifying party and its employees, to the extent of their negligence. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. If losses, liabilities, damages liens, costs and expenses covered by either party's indemnity are caused by the sole negligence of the other party or by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, then the indemnifying party shall indemnify the other only to the extent of the indemnifying party's own negligence or that of its officers, agents, employees, guests or invitees. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS PARAGRAPH 19 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

                  (c) Tenant shall and does hereby assume all risk of loss or damage to furnishings, furniture, fixtures, supplies, merchandise and other property, by whomsoever owned, stored, placed or affixed in the Premises and does hereby agree, except to the extent of the negligence or willful misconduct of Landlord or its employees, agents or contractors, or Landlord's breach of its obligations under this Lease, Landlord shall not be responsible for loss or damage to any such property, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims for such loss or damage, including attorneys' fees.

                  (d) Tenant hereby agrees to maintain in full force and effect at all times during the Lease Term and at Tenant's cost and expense, the policies of insurance described in this Paragraph 19(d).

                           (i) Fire and Hazard Insurance. A policy or policies
of hazard insurance insuring all Tenant's personal property, improvements and fixtures, existing in the Premises on the Commencement Date or at any time thereafter, against all of the risks covered by a standard "special causes of loss" endorsement. Such insurance shall be in an amount equal to the lesser of the replacement cost or full insurable value of such personal property, improvements and fixtures. The amount of any deductibles must be reasonably acceptable to Landlord.

                           (ii) Liability Insurance. A policy or policies of
"commercial general liability", or a combination of "commercial general liability" and "umbrella or excess liability" insurance naming Landlord as an additional insured thereunder, with combined single limits of not less than $2,000,000 and with deductibles reasonably acceptable to Landlord. The liability insurance required hereunder shall cover all of Tenant's operations and contingent liability of Tenant for all operations performed at the Premises on Tenant's behalf by Tenant's contractors or subcontractors and shall specifically include products/completed operations liability, contractual liability, fire damage liability, and medical payments and shall provide that Tenant's employees are covered as additional insureds. The liability coverage required hereunder shall state that Tenant's insurance applies separately to each named insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer's liability. If Tenant's "commercial general liability" and "umbrella or excess liability" policy or policies cover locations other than the Premises, such policy or policies shall contain an endorsement stating that "general aggregate" limits of liability apply separately to the Premises.

                           (iii) Worker's Compensation and Employer's Liability
Insurance. A policy or policies of "worker's compensation" insurance with minimum limits as required by the Washington Labor and Industrial Relations Statutes, and the rules and regulations promulgated thereunder, and policy or policies of "employer's liability", or a combination of "employer's liability" and "umbrella or excess liability" insurance with per accident and per disease limits not less than $2,000,000 combined single limit, and deductibles reasonably acceptable to Landlord.

                           (iv) Business Interruption Insurance. A policy or
policies of "business interruption insurance" covering those risks referred to in subparagraph (d)(i) in an amount not less than the Base Rent and Additional Rent for a period of not less than twelve (12) months commencing with the date of the loss.

                  (e) The terms of this Paragraph 19(e) shall be applicable to all insurance required of Tenant under this Lease.

                           (i) Each policy of insurance required under Paragraph
19(d) above shall (1) provide that the liability of the insurer thereunder shall not be affected by, and that the insurer shall not claim any right of setoff, counterclaim, apportionment, proration or contribution by reason of any other insurance obtained by or for Landlord or Tenant; (2) provide that such policy may not be canceled, whether or not requested by Tenant, except upon the insurer giving at least thirty (30) days prior written notice thereof to Landlord or Tenant and every mortgagee of any interest in the Premises and every other person in interest who has requested notice of the insurer and who previously was issued a certificate evidencing such insurance; (3) be written by an insurance company with a current AM Best Company rating of A-XII or better; and (4) be written as primary policies, not contributing with and not in excess of any coverage that Landlord may carry.

                           (ii) If any insurance required by this Lease becomes
exhausted as a result of claim payments or is canceled or non-renewed or becomes null and void for any reason, Landlord reserves the right but shall not be obligated to replace or reinstate such insurance for the protection of Landlord's interest and Tenant shall reimburse Landlord within twenty (20) days of demand for any and all expenses incurred as a result of such reinstatement or replacement of Tenant's insurance.

                           (iii) Landlord makes no representation that the
limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertakings under this Paragraph 19, and if Tenant believes any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

                           (iv) On or prior to the Commencement Date, and
thereafter within twenty (20) days following a request from Landlord, Tenant shall deposit with Landlord current certificates of insurance issued by the insurance carriers certifying that all insurance required of Tenant under this Paragraph 19 is in effect.

                           (v) Landlord shall have the right to periodically
require Tenant to increase the liability limits, change the coverages and the scope of the risks covered by the insurance policies required of Tenant hereunder to such higher levels, such other coverages or such broader scope of risks as Landlord may from time to time reasonably specify, and which are applicable to a majority of the tenants in the Building.

                  (f) Notwithstanding Paragraph I 9(b) above or any other provision of this Lease, in the event of the concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors, and that of Landlord, its agents, employees or contractors, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises or the Building, Tenant's obligation to indemnify Landlord as set forth in this Lease shall be limited to the extent of Tenant's negligence and that of Tenant's agents, employees, sublessees, invitees, licensees or contractors, including Tenant's proportional share of costs of attorneys' fees and expenses incurred in connection with any action, claim or proceeding brought with respect to any injury or damage.

         20. Waiver of Subrogation Landlord and Tenant hereby waive any and every claim which arises or may arise in its favor and against the other party during the Lease Term or any extension or renewals thereof, for any and all losses resulting from the peril of fire to any of its property located within or upon, or constituting part of the Premises, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be an addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Insomuch as said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person) each party agrees, if not previously arranged with its insurance company, immediately to give to each insurance company which has issued to it policies of property insurance covering the peril of fire, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary to prevent the invalidation of said insurance coverage by reason of said waivers.

         21. Attorneys' Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action and such amount shall be included in any judgment rendered in such proceeding, or, in the case of Landlord's incurring such fees and costs to recover possession of the Premises, such amount may be deducted from Tenant's Security Deposit, if any. In addition, the indemnities by Tenant to Landlord specified in Paragraph 19(b), above, shall include reasonable attorneys' fees and all costs incurred by Landlord arising out of those matters covered by the indemnities.

         22. Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

          23. Notices. All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, by mailing the same by registered or certified mail, postage prepaid, addressed as set forth in Item 13 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.

          24. Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding. Nothing in this Lease (including without limitation Paragraph 46.12 below) is intended to waive any rights or remedies available to Landlord under applicable laws at the time of the bankruptcy or insolvency of Tenant (or any of its successors or assigns), or in the event the interests of Tenant (or any of its successors or assigns) are levied upon or sold under execution or other legal process.

           25     Default; Remedies.

                  (a) Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants, and conditions by Tenant to be kept and performed and that this Lease is made upon the condition of such performance. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Tenant:

                           (i) Vacation or abandonment of the Premises

                           (ii) Failure by Tenant to make any payment required
of Tenant under this Lease as and when due

                           (iii) Failure by Tenant to observe or perform any of
the covenants, conditions or provisions of this Lease, other than the making of any payment.

                           (iv) The making by Tenant (or any guarantor of
Tenant's obligations under this Lease) of any general assignment or general arrangement for the benefit of creditors', the filing by or against Tenant (or any guarantor of Tenant's obligations under this Lease) of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant (or a guarantor), the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of 'enant's assets located at the premises or of Tenant's interest in this Lease.

                  (b) With respect to a default occurring under subparagraph
(a)(ii) above, Tenant shall have five (5) days following receipt of written notice from Landlord within which to cure any such default. With respect to a default arising under subparagraph (a)(iii) above, Tenant shall have twenty (20) days following receipt of written notice from Landlord within which to cure any such default; provided, if the nature of the default is such that the same cannot reasonably be cured within such twenty (20) day period, the cure period shall be extended for so long as may be reasonably necessary to cure the default (but for no more than an additional sixty (60) days) if (i) Tenant commences the cure within the initial twenty (20) day period, and thereafter diligently prosecutes the cure to completion in good faith; and (ii) Tenant furnishes Landlord with such assurances and indemnities as Landlord may reasonably require to insure completion thereof and fully and completely protect Landlord from any loss or liability resulting from any such default or any delay by Tenant in curing the default. The notice periods provided for above shall include, but not be in addition to, any notice periods otherwise required by RCW 59.12, as now or hereafter amended, or any legislation in substitution thereof.

                  (c) In the event of any such material default or breach not cured within the applicable cure period, if any, Landlord may at any time, without waiving or limiting any other right or remedy reenter and take possession of the Premises, terminate this Lease and/or pursue any remedy allowed by law. In the event of any entry or taking possession of the Premises by Landlord, Landlord shall have the right but not the obligation to remove therefrom all or any part of the personal property of Tenant located therein and may place the same in storage in a public warehouse at the cost and risk of Tenant. If Landlord elects to reenter the Premises and terminate this Lease, Landlord may recover from Tenant as damages the following: (i) the worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant's failure to perform its obligations under this Lease, including but not limited to any costs or expenses incurred by Landlord in (a) retaking possession of the Premises, including attorneys' fees and costs, (b) maintaining or preserving the Premises after Tenant's default,
(c) preparing the Premises for reletting to a new tenant, including reasonable repairs or alterations to the Premises for such reletting, (d) leasing commissions and (e) any other costs necessary or appropriate to relet the Premises; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington. As used in item (i) and (ii) above, "worth at the time of award" is computed by allowing interest at the interest rates specified in Paragraph 36 below. As used in item (iii) above, the "worth at the time of award" is computed by using the discount rate of six percent (6%).

                  (d) Landlord shall not be in default unless Landlord fails to perform its obligations within twenty (20) days after notice by Tenant specifying wherein Landlord has failed to perform; provided that if the nature of Landlord's obligation is such that more than twenty (20) days are required for performance, Landlord shall not be in default if Landlord commences performance within twenty (20) days of Tenant's notice and thereafter completes Landlord's performance within a reasonable time. Tenant shall look solely to the rents, issues and profits of Landlord from the Building for the satisfaction of any judgment or decree against Landlord, whether for breach of the terms of this Lease or created by statute or under common law. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any judgment or decree in favor of Tenant.

                  (e) If Landlord retakes possession, Landlord shall have the right to let any other available space in the Building before reletting or attempting to relet the Premises and such action.

shall not relieve Tenant of any of its obligations hereunder All remedies provided herein are cumulative and are in addition to those provided by law.

                  (f) Landlord may, but shall not be obligated to, cure, at any time, without notice, any failure by Tenant to perform under this Lease and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing such failure including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the interest rate set forth in Paragraph 36 below, shall be paid by Tenant to Landlord on demand, and shall be recoverable, as additional rent, by Landlord.

         26. Hold Over. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, at Landlord's option, Tenant shall be deemed to be leasing the Premises pursuant to a tenancy at will, terminable at any time by either party, at a rental rate equal to one and one-half (1'/2) times the rental rate in effect upon the date of such expiration or earlier termination, prorated on a daily basis according to the number of days contained in the month that such expiration or earlier termination takes place, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Lease term. The foregoing provisions of this Paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

          27. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building with respect to the suitability of any part of the Building for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good, and sanitary order, condition and repair.

          28. Quiet Possession Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

           29. Damage to Tenant's Property. Landlord or its agents shall not be liable for any damage to Tenant's property entrusted to employees of Landlord or its agents, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever in the Building, unless such damage is caused by Landlord's negligence, willful misconduct or breach of this Lease. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premise or in the Building or of defects therein or in the fixtures or equipment.

           30. Conflict of Laws. This Lease shall be governed by and construed pursuant to the laws of the State of Washington. The parties hereto agree that any legal action or proceeding to interpret or enforce the terms of this Lease shall be filed in the Superior Court of Washington for King County.

           31. Common Facilities. Tenant shall have the non-exclusive right in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs, and similar access and serviceways and other common facilities in and adjacent to the Building, subject to such rules anti regulations ac may he adopted by the Landlord including but not limited to the right to close from time to time all or any portion of said common facilities to such extent as may be legally sufficient, in Landlord's sole opinion, to prevent a dedication thereof or the accrual of rights to any person or to the public therein. Landlord shall at all times have exclusive control and management of the common areas and facilities and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a deduction or abatement of rent. All common areas and facilities which Tenant is permitted to use and occupy are used and occupied under a revocable license. Landlord, in its sole discretion, may increase, decrease or change the number, location and dimensions of any hallways, lobby areas, common areas, facilities and other improvements in the Building which are not within the Premises. Landlord agrees to advise Tenant at least thirty (30) days in advance of any proposed material changes to the configuration of the Building lobby, or any material change in the west entrance to the Building. Landlord reserves the right from time to time to (i) install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and meters and equipment for service to the Premises or to other parts of the Building in the areas above the suspended ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building within the Premises and elsewhere in the Building; (ii) alter or expand the Building; and (iii) alter, relocate or substitute any common areas and facilities, all in a manner which does not materially adversely affect access to the Premises, or the visibility of the Premises from the main Building lobby.

         32. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         33. Brokers. The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Item 11 of the Basic Lease Provisions, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall indemnify, hold Landlord free and harmless and defend Landlord against any claim or liability in respect thereto.

         34. Building Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names. Landlord reserves the right to change the name of the Building at any time.

         35. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

         36. Interest on Tenant's Obligations Any amount due from Tenant to Landlord under this Lease which is not paid within five (5) days of the date due, shall bear interest from the date such payment is due until paid (computed on the basis of a 365-day-year) at the lesser of (a) the maximum lawful rate per annum or (b) the prime business lending rate publicly quoted from time to time by Seattle-First National Bank, Seattle main branch, plus five percentage points (5%) per annum. If Seattle-First National Bank ceases to quote a prime rate or similar rate, Landlord shall select the prime rate or similar rate quoted by another national bank having an office in Seattle, Washington. The payment of such interest shall not excuse or cure the default.

         37. Time. Time is of the essence of this Lease and each and all of its provisions.

         38. Defined Terms and Marginal Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         39. Prior Agreements Separability. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be. amended or added to except by ail agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainderof this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        40.       Traffic Management

                  (a) Landlord and Tenant agree to cooperate and use their best efforts to participate in traffic management programs generally applicable to businesses located in Bellevue, Washington and, shall encourage and support van and car pooling by office workers and service employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by their requirements of Tenant's business. Neither this Paragraph nor any other provisions in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

                  (b) Tenant agrees to abide by the rules and regulations governing use of the parking garage facilities.

         41.      Reserved

         42. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

          43. Hazardous Substances. Tenant shall not, without Landlord's prior written consent, keep any substances designated as, or containing components now or hereafter designated as, hazardous, dangerous, toxic or harmful and/or subject to regulation under any federal, state or local law, regulation or ordinance ("Hazardous Substances") on or about the Premises or Building. With respect to any Hazardous Substances stored with Landlord's consent, Tenant shall: promptly, timely and completely comply with all governmental requirements for reporting and record keeping; submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; within five (5) days of Landlord's request, provide evidence satisfactory to Landlord of Tenant's compliance with all applicable governmental rules, regulations and requirements; and comply with all governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances. Any and all costs incurred by Landlord and associated with Landlord's inspections of the Premises and Landlord's monitoring of Tenant's compliance with this Paragraph 43, including Landlord's attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord within ten (10) days of Landlord's demand. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs imposed with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises or Building. Tenant shall indemnify, defend and hold Landlord and lenders to Landlord ("Lender") harmless from any and all of the costs, fees, penalties, charges and expenses assessed against or imposed upon Landlord and Lender (as well as Landlord's and Lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

          44. Lender Protection. In the event of any uncured default by Landlord, tenant shall not exercise any remedies available to it under this Lease, at law or in equity, unless Tenant has first notified Landlord's lender (if Landlord or the Lender has give Tenant the Lender's name and address) of the nature and extent of the default, and such lender has failed to cure the default within a thirty (30) day period following the date such lender receives written notice of Landlord's nonperformance from Tenant. If the default is not susceptible to cure with due diligence within such thirty (30) day period, Tenant shall not exercise any of its remedies if the lender has commenced to cure the default within such thirty (30) day period and pursues the cure to completion with due diligence thereafter. If the default is one which is not susceptible to cure by lender within said thirty (30) day period because the lender is not in possession of the Building, such thirty (30) day period shall be extended to include all time necessary for lender to obtain possession of the Building by power of sale, judicial foreclosure or such other legal action required to recover possession, provided that such avenues are pursued by lender with due diligence.

          45. Force Majeure. Landlord shall not be deemed in default under this Lease nor liable for any damages arising from its failure to perform its duties and obligations hereunder if such default or failure is due to causes beyond Landlord's reasonable control, including but not limited to acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war.

          46. Additional Terms and Conditions. The following provisions are hereby added to this Lease. If any of the terms and conditions set forth below conflict with any other terms or conditions of this Lease, the following terms and conditions shall control

                  46.1 Parking. Throughout the term of this Lease, fourteen (14) parking stalls in the Building garage will be allocated to Tenant. Tenant shall be entitled to purchase up to eleven (11) parking permits for unreserved monthly parking in the Building parking garage. In addition, three (3) parking stalls in the Building garage shall be marked as reserved for the exclusive use of Tenant's visitors. Such reserved parking stalls shall be in a location which is mutually acceptable to Landlord and Tenant on level P 1 of the garage. For each parking stall so allocated to Tenant, Tenant shall pay to Landlord (or to the operator of the Building garage if so directed by Landlord) the monthly charge for parking in the Building garage, as such charge may change from time to time. Tenant acknowledges the current charge for monthly parking in the Building garage is $95.00 per month, including Washington State sales tax. Landlord reserves the right from time to time during the Lease Term to change the location of Tenant's reserved parking stalls to another location in the garage which is reasonably acceptable to Tenant. Tenant's visitors will be charged at the standard hourly parking rates for the use of such reserved visitor stalls. The parking privileges of tenant and its employees and visitors in the Building parking garage shall be subject to whatever parking methods are then being used in the Building parking garage (e.g., self parking, valet parking, stack parking, etc.) and subject to any rules and regulations applicable to parking in the Building garage.

                  46.2 Signage. At no cost to Tenant, Tenant shall be provided with Building standard directory signage in the Building directory located in the main lobby of the Building. Tenant shall also have the right to install signs identifying Tenant on the west and east ends of the Building, in the same location as the existing signs identifying Seafirst Bank as a tenant of the Building, or in such other location or locations as Landlord may approve. Such signs shall be subject to the prior approval of Landlord, and must comply with all applicable governmental codes, statutes and regulations. The cost of installing and maintaining such signs shall be paid for by Tenant. Tenant acknowledges Landlord desires to have a lobby which reflects the first class nature of the Building, and Tenant agrees to remove any signs or advertising placed in the windows of the Premises which Landlord in its reasonable opinion deems objectionable.

                  46.3 Renewal Option. So long as Tenant is not then in default under this Lease, on the terms and conditions stated in this Paragraph 46.3, Tenant shall have the option to extend the term of this Lease for one (1) additional sixty (60) month period (the "Additional Term"). To exercise its option to extend this Lease for the Additional Term, Tenant must deliver to Landlord a written notice (an "Option Notice") exercising its renewal option at least twelve (12) months (but not more than eighteen (18) months) prior to the date the then Lease Term will expire, together with a then current financial statement of Tenant. If such financial statement(s) show a material adverse change in Tenant's financial condition since the date of this Lease, at Landlord's option, Tenant's exercise of its extension option shall be null and void. The extension option granted to Tenant pursuant to this paragraph are personal to Tenant and may not be exercised by or for the benefit of any assignee or sublessee of Tenant, except for assignees or sublessees expressly permitted under Paragraphs 15(t) and 15(g) of this Lease or an "Authority" (defined in Paragraph 46.12 below). All of the terms and conditions of this Lease shall apply during the Additional Term except (i) the base annual rent shall be the "fair market rent" (defined below) for the Premises as agreed to by Landlord and Tenant or determined by arbitration as set forth below; (ii) unless otherwise agreed by Landlord in writing, there shall be no further renewal options after the commencement of' the Additional Term; and (iii) Landlord shall have no tenant improvement obligations with respect to the Premises except as otherwise agreed in writing by Landlord. When the rental rate for the Additional Term is determined, whether by agreement of the parties or pursuant to arbitration as provided below, Landlord and Tenant shall enter into a lease extension agreement setting forth the new base rent for the Premises and such other terms as may be applicable. If at the time Tenant delivers the Option Notice to Landlord, or at any time between such date and the commencement date of the Additional Term, Tenant defaults under this Lease and fails to cure its default within the applicable cure period, if any, Landlord may declare the Option Notice null and void by written notice to Tenant. The term "fair market rent" means the rate per rentable square foot that a willing, non-equity tenant would pay in an arms-length transaction for comparable space in the Building and in comparable buildings in the central business district of Bellevue, Washington, for leases having a five (5) year term, taking into account the then condition of the improvements in the Premises. Landlord and Tenant agree the base annual rent for the Additional Term shall be determined as follows:

                           (i) Landlord shall advise Tenant in writing
("Landlord's Notice") of Landlord's determination of fair market rent not later than thirty (30) days after receiving the Option Notice. Within thirty (30) days after receiving Landlord's Notice, Tenant shall notify Landlord in writing ("Tenant's Notice") whether or not Tenant accepts Landlord's determination of the fair market rent. If Tenant disagrees with Landlord's determination of fair market rent, Tenant's Notice shall set forth Tenant's determination of fair market rent. If Tenant fails to give Tenant's Notice to Landlord within such thirty (30) day period, then the Option Notice shall be deemed null and void, unless otherwise agreed in writing by Landlord and Tenant. If Tenant does not accept Landlord's determination of fair market rent, and Tenant has given Tenant's Notice, the parties (or their designated representatives) shall promptly meet and attempt to agree on the fair market rent. If the parties have not agreed on the fair market rent within ninety (90) days after Landlord receives the Option Notice, and Tenant's renewal option is still in effect in accordance with the terms of this paragraph, then unless otherwise agreed in writing by the parties, the parties shall submit the matter to arbitration in accordance with the terms of the following paragraphs. The last day of such ninety (90) day period (as the same may be extended by the written agreement of the parties) is referred to in this Lease as the "Arbitration Commencement Date".

                           (ii) The arbitration will be conducted by three MAI
real estate appraisers who have been active over the five (5) year period ending on the Arbitration Commencement Date in the appraisal of downtown properties in Bellevue, Washington. One appraiser will be selected by Tenant, one appraiser will be selected by Landlord, and the third appraiser will be selected by the two appraisers so chosen. If the two appraisers chosen by the parties cannot agree on a third appraiser within ten (10) days after the date the second appraiser has been appointed, the third appraiser will be appointed by the Seattle office of the American Arbitration Association upon the application of either party. Each party shall select its appraiser within ten (10) days after the Arbitration Commencement Date. If either party fails to select its appraiser within such ten (10) day period, and the other party timely selects its appraiser, then the appraiser selected by the other party shall be the sole arbitrator for determining fair market rent.

                           (iii) Within thirty (30) days after the selection of
the third appraiser (or if only one appraiser is to render the decision as provided in subparagraph (ii) above, within thirty (30) days after the last day of the above-referenced ten (10) day period), the appraiser(s) shall determine fair market. If more than one appraiser has been appointed, the decision of a majority of the appraisers shall control. If a majority of the appraisers do not agree within the stipulated time period, then each appraiser shall in writing render his or her separate determination as to fair market rent within five (5) days after the expiration of the thirty (30) day period. In such case, the three determinations shall be averaged to determine the fair market rent; however, if the lowest fair market rent or the highest fair market rent is ten percent (10%) lower or higher, as applicable, than the middle fair market rent, then the low fair market rent and/or the high fair market rent, as applicable, shall be disregarded and the remaining fair market rent(s) will be averaged in order to establish the fair market rent.

                           (iv) Both parties may submit any information to the
arbitrators for their consideration, with copies to the other party. The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of fair market rent. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. The determination of the arbitrators will be final and binding upon Landlord and Tenant. The cost of the arbitration will be paid by Landlord if the fair market rent determined by arbitration is ninety percent (90%) or less than the fair market rent specified in Landlord's Notice; by Tenant if the fair market rent determined by arbitration is one hundred ten percent (110%) or more than the fair market rent specified in Tenant's Notice; and otherwise shall be shared equally by Landlord and Tenant.

                  46.4 Right of First Offer. So long as Tenant is not in default under this Lease, on the terms and conditions set forth in this Paragraph 46.4, Tenant shall have a right of first offer to lease any contiguous space on the first floor lobby level of the Building if and when it becomes available (the "RFO Space"). RFO Space will not be considered available if the tenant occupying the RFO Space agrees with Landlord to extend or renew its lease. Prior to leasing RFO Space to any third party (other than a current tenant of the RFO Space), Landlord will first advise Tenant in writing of the amount of available RFO Space and the date the available RFO Space will be available for the commencement of tenant improvement work. Tenant shall have seven (7) business days after receiving such notice from Landlord to notify Landlord in writing that Tenant desires to expand the Premises to include all of the available RFO Space. If tenant does not timely notify Landlord of Tenant's desire to lease the available RFO Space, Landlord shall be free to lease the available RFO Space to any person or entity on whatever terms or conditions Landlord desires. If Tenant timely notifies Landlord of Tenant's desire to lease all the offered RFO Space, Landlord and Tenant (or their representatives) shall promptly commence good faith negotiations regarding the terms and conditions on which this Lease shall be amended to include the available RFO Space. If Landlord and Tenant have not reached agreement in writing on the such terms and conditions within thirty (30) days after the date Landlord receives Tenant's written notice exercising its rights under this Paragraph 46.4, which agreement shall be evidenced only by the execution of a written lease amendment setting forth such terms and conditions, unless otherwise agreed in writing by Landlord and Tenant, Tenant's exercise of its rights under this Paragraph 46.4 with respect to the offered RFO Space will expire, and Tenant shall not be obligated to lease the RFO Space from Landlord, and Landlord shall be free to lease the RFO Space (or any portion thereof) to any person or entity it desires. Tenant's rights under this Section 28(c) shall be null and void if Tenant has subleased any portion of the Premises or assigned any of its rights under this Lease.

                  46.5 Access/Security Tenant shall have the right to install its own cardkey security system allowing access to the Premises. Landlord's property manager shall at all times be provided with a cardkey providing access to the Premises.

                  46.6 ATM and Night Depository. Tenant shall have the right to install and maintain an automatic teller machine and night depository box in the same locations as the existing automatic teller machine and night depository box maintained by Seafirst Bank for no added rent. The cost of operating and maintaining such automatic teller machine and night depository shall be the sole responsibility of Tenant. If Tenant elects to so install an automatic teller machine and night depository shall be the sole responsibility of Tenant. If Tenant elects to so install an automatic teller machine and night depository box, Tenant shall be responsible for upgrading, at its expense, the lighting on the exterior plaza of the Building so that such lighting complies with applicable codes, statues and regulations. The upgraded lighting will be of a finish quality consistent in Landlord's opinion with the current lighting on the plaza and must be acceptable to Landlord.

                  46.7 Use of Plaza. Tenant agrees not to allow armored cars or other pick-lip or delivery vehicles to use the plaza area located adjacent to the Premises for parking, deliveries or otherwise; provided, however, subject to Landlord's right to close the plaza area as provided below, Landlord will permit Tenant to have armored cars use the plaza area for deliveries or pick ups no more than one (1) time per week. Tenant acknowledges that such vehicles may only enter the Building via the Building loading dock, and the use of such loading dock shall be subject to the rules and regulations from time to time imposed by Landlord with respect to the use of the Building loading docks. Tenant acknowledges that the rules and regulations for the Building loading docks require that any motor vehicles making deliveries to the Premises which are able to use the Building Garage shall use the Building garage and not the Building loading docks so that use of the Building loading docks is at all times available to vehicles which would not otherwise be able to use the Building garage. Landlord reserves the right to close tile plaza area located adjacent to the Premises to vehicular traffic and parking.

                  46.8 Seafirst. Tenant acknowledges that the Premises are currently occupied by Seafirst Bank. This Lease shall be contingent on Landlord and Seafirst Bank entering into a mutually acceptable agreement pursuant to which Seafirst Bank's existing lease of the Premises is terminated. Landlord shall have until March 31, 1998 to satisfy this contingency. Tenant shall have the right to negotiate directly with Seafirst Bank with regards to the possibility of acquiring from Seafirst Bank the existing bank vault, exterior automatic teller machine, night depository box, and security cameras located within the Premises. Landlord makes no representations or warranties to Tenant as to the adequacy or condition of any such improvements, or as to whether or not Seafirst Bank is willing to sell or otherwise transfer ownership of such improvements to Tenant.

                  46.9 Operation of Tenant's Business. Tenant acknowledges because of the visibility of the Premises and its location adjacent to the main lobby of the Building, it is of material importance that Tenant shall keep the Premises continually open for business at least seven hours per day, Monday through Friday, except for Building holidays and days on which Tenant is required or permitted to be closed under applicable law, and for causes (other than financial) beyond the reasonable control of Tenant. Tenant may elect to keep the Premises open for business for longer hours if Tenant so desires. If Tenant fails to keep the Premises open for business as required by this paragraph, or if Tenant fails to open the Premises for business by September 15, 1998, or to operate in such condition during the entire Lease Term thereafter, and Tenant fails to open or re-open, as applicable, and continue to remain open thereafter, within thirty (30) days after written notice from Landlord to Tenant, then Landlord may elect to terminate this Lease by written notice given to Tenant. If Landlord so terminates this Lease, Landlord shall be entitled to receive from Tenant as liquidated damages and not a penalty, any and all unpaid rent and other charges payable by Tenant pursuant to this Lease, plus an amount equal to the sum of (i) the then unamortized balance of the tenant improvement costs and real estate commissions incurred by Landlord in connection with this Lease (which shall be amortized at an interest rate of ten percent (10%) per annum over the initial five (5) year Lease Term), plus (ii) an amount equal to the Base Rent and Additional Rent payable by Tenant over the six (6) month period following the termination.

                  46.10 Year 2000 Compliance. Landlord has implemented a program to address the "year 2000 problem" (i.e., the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
1999), and Landlord expects to resolve on a timely basis any material year 2000 problem affecting Landlord or the operations of the Building. Landlord has made or is in the process of making inquiry of each supplier and vendor to the Building that is of material importance to the operation of the Building with respect to the year 2000 problem.

                  46.11 Commercial or Retail Banking Use. So long as Tenant is not in default under this Lease, and the primary business then being operated by Tenant in the Premises is commercial and retail banking, Landlord agrees that during the initial five (S) year Lease Term, it will not lease any space on the first floor of the Building to any person or entity (other than Tenant) for commercial or retail banking.

                  46.12 FDIC Requirements Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assigns shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed or is taken over by any depository institution governmental supervisory authority (an "Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of the receiver or liquidator appointed by such Authority; provided, in the event this Lease is terminated by the receiver or liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease Term by law in no event shall be in an amount equal to all accrued and unpaid rent through the date of termination.

         THIS LEASE is executed by the undersigned as of the day and year set forth on Page of this Lease.

LANDLORD:

THE  TRUSTEES  UNDER  THE WILL AND OF THE  ESTATE OF JAMES
CAMPBELL, DECEASED, acting in their fiduciary and not in their individual capacities


By  /s/ Roy S. Robins
  ----------------------------------------------
  Roy S. Robins, Director of Mainland Properties

By /s/ Douglas C. Morris
  ----------------------------------------------
  Douglas C. Morris, Senior Asset Manager

TENANT:

PACIFICA JOINT VENTURE, a joint venture formed under the laws of the state of Washington for the purpose of organizing Pacifica Bank

By /s/ Jeffrey C. Low
  ----------------------------------------------
  Jeffrey C. Low, General Partner

                      CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


STATE OF CALIFORNIA        )
County of San Francisco    )

On this 8th day of April 1998, before me, Angela L. Cleland, Notary Public, personally appeared Douglas C. Morris and Roy Robins, personally known to me to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

                                        WITNESS my hand
and official seal.







                                        Angela L. Cleland
                                        Notary Public in and for the State of
                                        California, residing in San Francisco

                        DESCRIPTION OF ATTACHED DOCUMENT

Title and Type:            Offic Lease by and between C.R. Churchill, W.H.
                           McVay, P.R. Cassiday, and ClD. Pratt, Jr., the duly appointed and acting trustees under the Will and of the Estate of James Campbell, Deceased, and Pacifica
                           Venture as Tenant.

Date:                      March 31, 1998

Signer(s) Other than Named Above: None

STATE OF CALIFORNIA                 )
                                    ) ss
COUNTY OF                           )

         On this______day of_____________,1998, before me, a Notary Public in and for the State of California, duly commissioned and sworn, personally appeared ROY S. ROBINS and DOUGLAS C. MORRIS, known to me to be the Director of Mainland Properties and a Senior Asset Manager, respectively, of THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED, the parties named in and which executed the foregoing instrument; and they executed the foregoing document, and acknowledged to me that they signed the same as their free and voluntary act and deed of said trustees for the uses and purposes therein mentioned.

          I certify that I know or have satisfactory evidence of the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

                   WITNESS my hand and official seal the day and year in this certificate above written.

                                     ------------------------------------
                                     Signature

                                     ------------------------------------
                                     Print Name
                                     NOTARY PUBLIC in and for the State of
                                     California, residing at              .
                                     My commission expires          .



STATE OF WASHINGTON        )
                                    ) ss.
COUNTY OF  King            )

         On this 19th day of March ,1998, before me, a Notary Public in and for the State of Washington, duly commissioned sworn, personally appeared Jeffrey C. Low, to me known to be a General Partner of PACIFICA JOINT VENTURE, the joint venture named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said joint venture for the uses and purposes therein mentioned.

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal the day and year in this certificate above written.


                                        /s/ Renee Long
                                        ------------------------------------

                                        Renee Long
                                        ------------------------------------
                                        Print Name

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Kent. My
                                        commission expires 1-10-00.

                                    EXHIBIT A
                                    ---------

                                   FLOOR PLAN


                                  SECOND FLOOR
                                  SKYLINE TOWER
                              BELLEVUE, WASHINGTON

                                    EXHIBIT B
                                    ---------

                       LEGAL DESCRIPTION OF REAL PROPERTY


PARCEL A: THAT PORTION OF THE SOUTH HALF OF THE SOUTHWEST QUARTER OF THE QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, WHICH LIES SOUTH OF THE NORTH 99 FEET OF SAID SOUTH HALF; EXCEPT THE SOUTH 16 1 /2 FEET THEREOF; AND EXCEPT THE WEST 30 FEET THEREOF CONVEYED TO KING COUNTY FOR ROAD BY DEED RECORDED UNDER RECORDING NO. 913744; EXCEPT THE NORTH 13 1/2 FEET OF THE SOUTH 30 FEET, THE EAST 30 FEET, AND PORTION IN THE SOUTHWEST CORNER AS CONVEYED TO THE CITY OF BELLEVUE BY DEEDS RECORDED UNDER RECORDING NOS. 5739839, 5739841 AND 5814685; AND EXCEPT THAT PORTION THEREOF LYING WITHIN THE SOUTH 100.00 FEET OF THE NORTH 199.00 FEET OF THE WEST
230.00 FEET OF THE SOUTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION;

ALSO EXCEPTING A PORTION OF THE SOUTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTH MARGIN OF NORTHEAST 4TH STREET AND THE EAST MARGIN OF 108TH AVENUE NORTHEAST; THENCE ALONG SAID NORTH MARGIN THE FOLLOWING COURSES AND DISTANCES: SOUTH 88(degree)03'09" EAST 27.28 FEET, SOUTHEASTERLY ALONG A 186.83 FOOT RADIUS CURVE TO THE RIGHT 75.28 FEET WITH A CENTRAL ANGLE OF 23(degree)05'12" SOUTHEASTERLY ALONG A 126.83 FOOT RADIUS CURVE TO THE LEFT 18.61 FEET WITH A CENTRAL ANGLE OF 08(degree)24'41" TO A POINT ON A NON-TANGENT CURVE AND THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE LEAVING SAID NORTH MARGIN EASTERLY ALONG A 2563.49 FOOT RADIUS CURVE TO THE RIGHT 57.25 FEET WITH A CENTRAL ANGLE OF 01(degree)16'47" THE LONG CHORD OF WHICH BEARS SOUTH 87(degree)24'49" EAST 57.25 FEET; THENCE SOUTH 88(degree)03'09" EAST 59.78 FEET; THENCE SOUTH 00(degree)10'48" WEST 3.50 FEET TO SAID NORTH MARGIN; THENCE SOUTH 88(degree)03'13" WEST 85.00 FEET ALONG SAID NORTH MARGIN; THENCE NORTHWESTERLY ALONG A 126.83 FOOT RADIUS CURVE TO THE RIGHT 32.48 FEET WITH A CENTRAL ANGLE OF 14(degree)40'30" ALONG SAID NORTH MARGIN TO THE POINT OF BEGINNING AND CONTAINING 378 SQUARE FEET, MORE OR LESS;

ALSO EXCEPTING A PORTION OF THE SOUTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTH MARGIN OF NORTHEAST 4TH STREET AND THE EAST MARGIN OF 108TI-I AVENUE NORTHEAST; THENCE NORTH 00(degree)08'48" EAST
178.63 FEET ALONG SAID EAST MARGIN TO THE NORTH LINE OF THE OWNER'S PROPERTY; THENCE SOUTH 88(degree)02'28" EAST 4.50 FEET ALONG SAID NORTH MARGIN; THENCE SOUTH 00(degree)08'48" WEST 167.70 FEET; THENCE SOUTHEASTERLY ALONG A 29.50 FOOT RADIUS CURVE TO THE LEFT 11.27 FEET WITH A CENTRAL ANGLE OF 21(degree)52'56" TO SAID NORTH MARGIN;

THENCE NORTH 88(degree)03'09" WEST 6.63 FEET ALONG SAID NORTH MARGIN TO THE POINT OF BEGINNING AND CONTAINING 811 SQUARE FEET MORE OR LESS AS CONDEMNED BY CITY OF BELLEVUE ORDINANCE NO. 3765; AND

ALSO EXCEPTING THE NORTH 4.00 FEET OF THE SOUTH 34.00 FEET OF THE WEST 364.00 FEET OF THE EAST 394.00 FEET OF THE SOUTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M.., 1N KING COUNTY, WASHINGTON DEEDED TO THE CITY OF BELLEVUE FOR ROAD PURPOSES UNDER RECORDING NO. 8409050447.

PARCEL B:

THE WEST 230 FEET OF THE SOUTH 100 FEET OF THE NORTH 199 FEET OF THE SOUTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF
SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M.., IN KING COUNTY, WASHINGTON; EXCEPT THE WEST 30 FEET THEREOF CONVEYED TO KING COUNTY FOR ROAD BY DEED RECORDED UNDER RECORDING NO. 913744.

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

                                    EXHIBIT C
                                    ---------

                          TENANT IMPROVEMENT WORKLETTER

                  This Workletter is attached to and a part of that certain Lease (the "Lease") between THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF
 .LAMES CAMPBELL, DECEASED ("Landlord"), and PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank ("Tenant"). The purpose of this Workletter is to set forth how the Tenant Improvements (defined below) to the Premises are to be constructed and designed, who will be responsible for constructing the Tenant Improvements, who will pay for the Tenant Improvements and the time schedule for completion of the Tenant Improvements. Landlord and Tenant hereby agree as follows:

          1. Defined Terms. Unless otherwise defined in this Workletter, capitalized terms used in this Workletter shall have the same meanings given such terms in the Lease. The following capitalized terms shall have the meanings set forth below:

                  "Allowance" means the amount of $87,312.50.

                  "Architect" means Weber Thompson Architects.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which United States national banks in Seattle, Washington are authorized or required by law to be closed for business.

                  "Contractor" means the contractor selected for purposes of completing the Tenant Improvements pursuant to Paragraph 2 of this Workletter.

                  "Cost of the Work" means all costs of completing the Work, including the Contractor's fees, design fees, Landlord's coordination fees (not in excess of five percent (5%) of the balance of the Cost of the Work), architect's fees, demolition costs, permit fees and any applicable taxes.

                  "Plans and Specifications" means the space plan, detailed plans and specifications (including without limitation all mechanical, electrical and plumbing drawings) and working drawings pursuant to which the Tenant Improvements will be completed. The Plans and Specifications shall be compatible with the design, construction and equipment of the Building, and shall show all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning requirements, reflected ceiling plans, office equipment locations, and special security systems, if any.

                  "Ready for Occupancy" or "Substantial Completion" means complete to the extent Tenant may reasonably use and occupy the Premises for the purpose for which the same were intended, as evidenced by the issuance of a Standard AIA Certificate of Substantial Completion executed by the Architect and issuance of a certificate of occupancy (or other governmental approval permitting the occupancy of the Premises by Tenant) by the City of Bellevue, subject to minor details of construction, decoration and mechanical adjustments that remain to be completed by Landlord, which do not materially interfere with Tenant's use of the Premises.

                  "Tenant Improvements" means those certain improvements to the Premises to be described in the Plans and Specifications, as the same may be modified pursuant to Paragraph 7 of this Workletter, including all items of Work, including labor and materials, that are utilized directly or indirectly in altering, repairing, improving, adding to, modifying or otherwise changing the Premises to accommodate Tenant's occupancy.

                  "Tenant's Representative" means the individual designated by Tenant as its tenant improvement representative pursuant to Paragraph 10 of this Workletter.

                  "Work" means construction of the Tenant Improvements in accordance with the Plans and Specifications, as the same may be modified pursuant to Paragraph 7 of this Workletter.

        2.        Preparation of Plans and Specifications

                  (a) Tenant shall cause the Plans and Specifications to be prepared by Architect, in coordination with Landlord's architect, Burgess Design, and submitted to Landlord or on before the Plan Submittal Date set forth in Paragraph 6 below. Tenant shall provide Landlord with at least two (2) complete sets of the Plans and Specifications. Landlord shall have ten (10) Business Days after receiving the Plans and Specifications to approve the Plans and Specifications or provide Tenant with its comments. If Landlord fails to approve the Plans and Specifications or provide Tenant with its comments within such ten (10) Business Day period, Landlord shall be deemed to have approved the Plans and Specifications. Tenant shall then have five (5) Business Days after receiving Landlord's comments to revise and resubmit the Plans and Specifications to Landlord. Landlord shall have five (5) Business Days after receiving the revised Plans and Specifications to either approve or disapprove the revised Plans and Specifications. The process outlined in the preceding two sentences shall be repeated until Landlord and Tenant have mutually agreed on the Plans and Specifications. The final approved Plans and Specifications must be in compliance with applicable building codes and with insurance regulations for fire resistant Class A buildings. Tenant agrees and understands that Landlord's review and approval of the Plans and Specifications pursuant to this Workletter is solely to protect the interest of Landlord, and Landlord shall not be the guarantor of nor responsible for the correctness of the Plans and Specifications, or responsible for the compliance of the Plans and Specifications with applicable laws.

                  (b) Tenant shall cause the Plans and Specifications to be prepared in a form satisfactory for submittal to the appropriate governmental authorities for permits and licenses required for construction of the Tenant Improvements. Landlord shall provide Tenant and/or Architect with such information regarding the Building (including plans for the Building) as Tenant and/or Architect may reasonably request. Upon completion of the Work, Tenant shall cause Architect to provide Landlord with the final Plans and Specifications on a "CAD" disc.

          3       Construction of Tenant Improvements

                  (a) Landlord shall cause the Tenant Improvements to be constructed in accordance with the Plans and Specifications approved by both parties in accordance with Paragraph 2 above by a contractor (the "contractor") selected by Tenant and approved by Landlord.

                  (b) Landlord will pay for the Cost of the Work until the full amount of the Allowance has been disbursed by Landlord. Thereafter, Tenant shall pay for all remaining Costs of the Work, within fifteen (15) days after written notice from Landlord of the amount due from Tenant. At the option of Landlord, amounts payable by Tenant pursuant to this paragraph shall be paid directly to Contractor or such other party as Landlord may designate in writing. Landlord's request for the final payment due hereunder from Tenant shall be accompanied by a lien waiver or release executed by Contractor.

          4. Acceptance of Premises Landlord will notify Tenant when the Tenant Improvements are Ready for Occupancy. Within three (3) Business Days after receiving such notice, and prior to move-in of any furniture, fixtures or equipment, and again not more than twenty (20) days after Tenant occupies the Premises, Tenant shall inspect the Premises for any deficiencies in the Work. A "punchlist" of all the deficiencies in the Work shall be prepared and agreed upon by both Landlord and Tenant. Landlord will correct defective items stated in the punchlist which are the responsibility of Landlord or the Contractor. If Tenant does not so provide Landlord with a punchlist prior to occupying the Premises or within twenty (20) days thereafter, Tenant shall be deemed to have accepted the Premises and the Tenant Improvements in their then present condition, except for latent defects not reasonably discoverable upon an inspection of the Premises. The existence of minor punchlist items shall not postpone the Commencement Date of the Lease or result in a delay or abatement of Tenants obligation to pay rent or give rise to a damage claim against Landlord. Landlord agrees to complete all punchlist items which are Landlord's or the

Contractor's responsibility within forty five (45) days after receiving the final punchlist (or longer if reasonably necessary).

          5.      Completion and Rental Commencement Date.

                  (a) Notwithstanding the Target Commencement Date of the Lease, Tenant's obligation for the payment of rent under the Lease shall not commence until tile Premises are Ready for Occupancy; provided, if Landlord is delayed in substantially completing the Work as a result of delays caused by Tenant, then Tenant's obligation to pay rent under the Lease shall commence on the date the Tenant Improvements would have been Ready for Occupancy except for the delays caused by Tenant as reasonably determined by Landlord and the Contractor.

                  (b) For purposes of this Workletter, the phrase "delays caused by Tenant" means any delay that Landlord may encounter in performance of the Work as a result of (i) delays resulting from changes in or additions to the approved Plans and Specifications or the Tenant Improvements which are requested by Tenant; (ii) delays by Tenant in the submission of information (including the Plans and Specifications) required of Tenant pursuant to this Workletter, or the giving of authorizations or approvals within any time limits set forth in this Workletter; (iii) delays due to the postponement of any of the Work at the request of Tenant; or (iv) delays otherwise attributable to the acts or omissions of tenant or its employees, agents or contractors.

         6. Schedule. Tenant and Landlord hereby agree to make reasonable efforts to meet all of the deadlines included in the schedule detailed below:

                                                                 Date
                                                                 ----

          Plan Submittal Date                              April 15, 1998
          Acceptance of Space/Preparation
            of Initial Punchlist                           July 15, 1998
          Target Occupancy Date                            August 1, 1998

          7. Changes in Work. Tenant shall have the right to request, in writing, changes to the Plans and Specifications and to the Work, subject to Landlord's prior approval, which approval will not be unreasonably withheld. Landlord shall notify Tenant in writing of any additional costs and any construction delays attributable to such change and whether or not Landlord approves or disapproves of the requested change. Landlord may condition its approval of any change on receipt of written confirmation from Tenant within three (3) Business Days after receiving Landlord's notice, that Tenant will pay the additional cost of making the change and any costs Landlord will incur as a result of any delays (to the extent such costs will cause the Cost of the Work to exceed the amount of the Allowance or the Cost of the Work already exceeds the amount of the Allowance). If Tenant fails to deliver Landlord written notice that it still desires the requested change within such three (3) Business Day period, Tenant shall be deemed to have withdrawn its request for the change. Each change order shall include a recap of the total costs of the Work and shall reference all changes made up to the date of such change order. Tenant shall be responsible for paying any additional costs in the Work resulting from any changes in the Work requested by Tenant (to the extent such costs will cause the Cost of the Work to exceed the amount of the Allowance or the Cost of the Work already exceeds the amount of the Allowance). Notwithstanding any of the foregoing, Landlord shall pay for the cost of any changes to the Work requested by Landlord after the Plans and Specifications have been approved by the parties, except for changes (a) requested by governmental authorities, and (b) changes requested because Landlord reasonably believes the Work does not conform to the approved Plans and Specifications.

          8. Quality of Construction. All work shall be done by Contractor on behalf of Landlord in a good and workmanlike manner. Architect shall obtain all necessary permits, licenses and approvals including building permits, form such governmental authorities for such construction. Tenant's Representative shall have access to the construction in progress and shall be notified of all construction progress meetings with Landlord, Contractor and/or the Architect.

          9. Early Entry. With Landlord's prior written approval, Tenant and Tenant's contractor's shall have the privilege of entering the Premises prior to their being Ready for

Occupancy for purposes of cable, telephone and furniture installation; provided that such entry or work does not interfere with the construction of the Tenant Improvements by Contractor. No payment of minimum rent or additional rent shall be required of Tenant for the aforesaid entry or entries by Tenant or its contractors prior to the Substantial Completion of the Tenant Improvements. Tenant hereby indemnifies and shall hold harmless Landlord, its officers, directors, agents, employees and contractors from and against all claims, damages, losses, expenses for bodily injury or property damage, including attorneys' fees, arising out of or resulting from Tenant's early entry into the Premises prior to their being Ready for Occupancy pursuant to this Paragraph 9, including any expenses incurred by Landlord for delays in the completion of the Work caused by such early entry, and for any damages to the Work caused by Tenant or Tenant's contractors prior to the Premises being Ready for Occupancy.

          10. Tenant Improvement Representative Prior to the commencement of the Work, Tenant shall designate in writing one individual who shall be Tenant's Representative during the Work. Landlord and Contractor shall be entitled to rely on the decisions of Tenant's Representative regarding the Work (and the decisions of Tenant's Representative shall be binding upon Tenant) until Landlord and Contractor have received written notice from Tenant that such person's authority has been revoked.

           11. Additional Provisions This Workletter and the exhibits attached hereto set forth the entire agreement of Landlord and Tenant with respect to the completion of the Work. Neither this Workletter nor any of the provisions contained in this Workletter may be changed or waived, except by a written instrument signed by both parties. Any costs or expenses which Tenant is required to pay under this Workletter (such as additional construction costs due to changes in the Work) shall be due and payable in full upon Substantial Completion of the Work, and the presentation to Tenant of a written statement setting forth the amounts due from Tenant.

                                    EXHIBIT D
                                    ---------

                              RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof arc not for tile use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business on tile Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No Tenant and no employees of any Tenant shall go upon the roof of the Building without the written consent of the Landlord.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window covering. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

         3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any Tenant on, about or from any part of the Premises or the Building if deemed objectionable by Landlord as provided in Paragraph 46.2 of the Lease. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to tile particular sign, advertisement or notice so consented to by tile Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by tile Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to the Tenant. The directory tablet will be provided exclusively for the display of the name and location of the Tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard signage.

         4. Tenant shall exercise reasonable care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off; so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing blinds when the sun's rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the sweating of any thermostats or temperature control valves.

         5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord (which Landlord shall not unreasonably withhold) and as the Landlord may direct.

and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for tile accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

          27. Landlord will not be responsible for lost or stolen property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when such area or public rooms are locked against entry, unless due to the gross negligence or willful acts or omissions of Landlord.

          28. The Building is a "no smoking building". Smoking or carrying lighted cigars, cigarettes or pipes is prohibited in the Building and the common areas outside the Building, except for a designated smoking area located outside the Building.

                            THIRD AMENDMENT TO LEASE





         This Agreement is made as of May 28, 1999, between UNIVERSITY STREET PROPERTIES IV, LLC, as successor in the interest to THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED ("Landlord"), and PACIFICA JOINT VENTURE, State of Washington joint venture ("Tenant").

                                    RECITALS:

         A. Pursuant to a Lease dated as of March 31, 1998 (the "Lease"), Landlord is leasing to Tenant certain premises located in that certain office building (the "Building"), currently known as Skyline Tower, situated at 10900 N.E. 4th Street in Bellevue, King County, Washington. The Premises are more particularly described in the Lease.

         B. Tenant has requested that Landlord allow it to connect its critical electrical loads to the emergency power source for the Building. As an accommodation to Tenant, Landlord has agreed to allow such connection. The purpose of this Agreement is to set forth the terms and conditions upon which Tenant may so connect its critical electrical loads to the emergency power source of the Building.

                                   AGREEMENT:

         In consideration of the mutual covenants contained in this Agreement and the mutual covenants contained in the Lease, Landlord and Tenant agree as follows:

         1. Emergency Power Source. Tenant may connect its critical electrical loads ("Tenant's System") to the emergency power system for the Building ("Building System"), subject to the satisfaction of the following conditions:
(a) Tenant, at its expense, will obtain any and all governmental permits necessary to accomplish such connection; (b) Tenant, at its expense, will provide Landlord with plans and specifications for the work necessary to accomplish the connection, prepared by an electrical engineer, which plans and specifications must be reasonably acceptable to Landlord; (c) Tenant, at its expense, will repair any damage to the Building System caused by the initial connection of Tenant's System to the Building System or thereafter resulting from such connection; (d) prior to connecting Tenant's System to the Building System, Tenant will provide Landlord, at Tenant's expense, with confirmation from an electrical engineer reasonably acceptable to Landlord that the capacity of the Building System is sufficient to service the needs of the Building and also Tenant's System; and (e) Tenant's System shall draw no more than fifty (50) amperes of power from the Building System.

         2. Tenant's Indemnification. Tenant hereby agrees to defend, indemnify and hold Landlord harmless for any damages, claims, liabilities, costs and expenses which Landlord may incur as a result of any damage to or the failure of the Building System caused by the initial connection of Tenant's System to the Building System or thereafter resulting from any such connection, except and to the extent any such damage or failure is attributable to the gross negligence or intentional misconduct of Landlord or Landlord's agents or employees.

         3. Termination. Landlord may at any time terminate Tenant's right under this Agreement to connect Tenant's System to the Building System if Landlord in good faith believes (i) the Building System will be damaged or impaired by such connection; (ii) the Building System's capacity is not adequate to service both Tenant's System and the needs of the Building; or (iii) the connection results or will result in any increased insurance premiums or other costs and expenses, such as additional maintenance or repair costs. If Landlord elects to terminate Tenant's right pursuant to subpart (iii) of the preceding sentence, Tenant may prevent the termination by notifying Landlord in writing, within ten (10) days after receiving Landlord's termination notice and Landlord's best estimate of the amount of the additional premiums or other costs and expenses, that Tenant will pay any such excess cost within twenty (20) days after receiving an invoice or other reasonable evidence of such costs.

         4. Landlord's Liability. Tenant acknowledges and understands neither Landlord nor any of its agents has made any representations or warranties to Tenant regarding the Building System, its capacity or its compatibility with Tenant's System. Landlord shall not be liable for any loss, injury or damage to Tenant or Tenant's System caused by or resulting from any variation, interruption or failure of the Building System for any cause whatsoever.

         5. Full Force and Effect. Except as specifically modified or amended pursuant to this Agreement, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified by Landlord and Tenant. This Agreement is made entirely for the benefit of Landlord and Tenant and their successors and assigns, and is not intended to create any rights in favor of any third parties, including without limitation any other tenants of the Building.

         DATED as of the day and year first written above,

LANDLORD:                                          TENANT
UNIVERSITY STREET PROPERTIES IV, LLC               PACIFICA JOINT VENTURE

By       UNICO PROPERTIES. INC.                    By       /s/
         Its Managing Agent                        Its Executive Vice President

By       /s/
         Its Senior Vice President

STATE OF   WA     )
                           )ss.
COUNTY OF King    )


         I certify that I know or have satisfactory evidence that Don Wise signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it in (his/her) capacity as.Senior Vice of UNIVERSITY PROPERTIES IV, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this        4th           day of  June     , 1999.

                                        /s/ Scott M. Coombs

                                        (Signature)

                                        Scott M. Coombs

                                        (Print Name)

                                        Notary Public, in and for the State
                                        Of  WA   , residing at Bellevue
                                        My Commission Expires 4-4-02

STATE OF WASHINGTON        )
                                            )ss.
COUNTY OF         K I NG            )

         I certify that I know or have satisfactory evidence that Lawrence J. Fagan signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it in (his/her) capacity as.Executive VP of Pacifica Bank to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this        1st               day of  June     , 1999.

                                        /s/ Paul F. Farris

                                        (Signature)

                                        Paul F. Farris

                                        (Print Name)
                                         Notary Public, in and for the State
                                        Of  Washington   , residing at Kirkland
                                        My Commission Expires May 12, 2000

                            SECOND AMENDMENT TO LEASE

         This Agreement is made as of June 12, 1998, between PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank ("Tenant"), and THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED, acting in their fiduciary and not in their individual capacities ("Landlord").

                                    RECITALS:

         A. Pursuant to a Lease dated March 31, 1998, between Tenant and Landlord, as amended pursuant to a First Amendment to Lease dated as of May 1, 1998 (the "Lease"), Tenant is leasing certain premises (the "Premises") in the building presently known as Skyline Tower located at 10900 N.E. 4' Street in Bellevue, King County, Washington (the "Building"). The Premises and the Building are more particularly described in the Lease. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to such terms in the Lease.

         B. The Lease provides that Landlord is responsible for making the Tenant Improvements to the Premises and entering into the construction contract with the Contractor. Landlord and Tenant have decided that Tenant should assume the responsibility for the completion of the Tenant Improvements and enter into the construction contract with the Contractor, and Landlord and Tenant have agreed to amend the Lease accordingly.

                                   AGREEMENT:

         In consideration of the mutual covenants contained in this Agreement, and the mutual covenants contained in the Lease, Landlord and Tenant agree as follows:

1. Lease Commencement. Paragraph 1 of the Lease is amended to read as follows:

                  1. Term: Commencement Date. The Lease Term shall be as shown in Item 7 of the Basic Lease Provisions and shall commence on the earlier of (a) the date the improvements to the Premises are "Ready for Occupancy" pursuant to it attached (the "Workletter"), or (b) September 1, 1998. The date the Lease Term commences, as described in the preceding sentence, is referred to in this Lease as the "Commencement Date"; provided, if the Commencement Date is a day other than the first day of a calendar month, unless otherwise agreed in writing by Landlord and Tenant, the Lease Term shall not commence until the first day of the first calendar month starting after the Commencement Date, however all of the other terms and conditions of this Lease (including those regarding payment of rent) shall be applicable on the Commencement Date. Landlord will confirm the Commencement Date in writing to Tenant promptly after the commencement of the Lease Term.

2. Workletter. The Workletter attached to the Lease is replaced by Exhibit attached to this Agreement.

3. Miscellaneous. Except as specifically modified or amended pursuant to this Agreement, all of the terms and conditions of the Lease remain unchanged and in full force and effect. If any of the terms or conditions of the Lease conflict with any of the terms or conditions of this Agreement, this Agreement shall control.

         DATED as of the day and year first written above.

LANDLORD:

THE  TRUSTEES  UNDER  THE  WILL  AND  OF  THE
ESTATE OF JAMES  CAMPBELL,  DECEASED,  acting
in   their   fiduciary   and  not  in   their
individual capacities

By       /s/ Roy S. Robins
         ------------------------------------
         Roy S. Robins, Director of Mainland Properties

By       /s/ Douglas C. Morris
         ------------------------------------
         Douglas C. Morris, Asset Manager


TENANT:

PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank


By       Lawrence J. Fagan as attorney-in-fact for Jeffrey C. Low
         ------------------------------------
         Jeffrey C. Low, General Partner

STATE OF WASHINGTON)
                                    )ss.
COUNTY OF KING             )


         On this 12th' day of June, 1998, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Lawrence J. Fagan, to me known to be the attorney-in-fact for Jeffrey C. Low, General Partner of PACIFICA JOINT VENTURE, the joint venture named in and which executed the foregoing instrument; and he acted as attorney-in-fact for Jeffery
C. Low and not in his individual capacity, and he acknowledged to me that he signed the same as the free and voluntary act and deed of said joint venture for the uses and purposes therein mentioned.

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal the day and year in this certificate above written.

                                        /s/ Paul F. Farris
                                        ------------------------------------
                                        Signature



                                        ------------------------------------
                                        Print Name

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Yelm My
                                        commission expires May 12, 2005

                                    EXHIBIT C

                          TENANT IMPROVEMENT WORKLETTER

This Workletter is attached to and a part of that certain Lease (the "Lease") between THE TRUSTEES UNDER THE WILL AND OF THE ESTATE JAMES CAMPBELL, DECEASED ("Landlord"), and PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank ("Tenant"). The purpose of this Workletter is to set forth how the Tenant Improvements (defined below) to the Premises are be constructed and designed. who will be responsible for constructing the Tenant Improvements, who will pay for the Tenant Improvements and the time schedule for completion of the Tenant Improvements. Landlord and Tenant hereby agree as follows:

         1. Defined Terms. Unless otherwise defined in this Workletter, capitalized terms used in this Workletter shall have the same meanings given such terms in the Lease. The following capitalized terms shall have the meanings set forth below:

                  "Allowance " means the amount of $87,312.50.

                  "Architect" means Weber Thompson Architects.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which United States national banks in Seattle, Washington are authorized or required by law to be closed for business.

                  "Contractor" means the contractor selected for purposes of completing the Tenant Improvements pursuant to Paragraph 2 of this Workletter.

                  "Cost of the Work" means all costs of completing the Work, including the Contractor's fees, design fees. Landlord's coordination fees (not in excess of five percent (5%) of the balance of the Cost of the Work), architect's fees, demolition costs, permit fees and any applicable taxes.

                  "Landlord's Representative" means Jeff Iseman or such other individual designated by Landlord as its tenant improvement representative pursuant to Paragraph 7 of this Workletter.

                  "Plans and Specifications" means the space plan, detailed plans and specifications (including without limitation all mechanical, electrical and plumbing drawings) to which the Tenant Improvements will be completed. The Plans and Specifications shall be compatible with the design, construction and equipment of the Building, and shall show all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning requirements, reflected ceiling plans, office equipment locations, and special security systems, if any.

                  "Ready for Occupancy" or "Substantial Completion" means complete to the extent Tenant may reasonably use and occupy the Premises for the purpose for which the same were intended, as evidenced by the issuance of a Standard AIA Certificate of Substantial Completion executed by the Architect and issuance of a certificate of occupancy (or other governmental approval permitting the occupancy of the Premises by Tenant) by the City of Bellevue, subject to minor details of construction, decoration and mechanical adjustments that remain to be completed by Tenant, which do not materially interfere with Tenant's use of the Premises.

                  "Tenant Improvements" means those certain improvements to the Premises to be described in the Plans and Specifications, as the same may be modified pursuant to Paragraph 4 of this Workletter, including all items of Work, including labor and materials, that are utilized directly or indirectly in altering, repairing, improving, adding to, modifying or otherwise changing the Premises to accommodate Tenant's occupancy.

                  "Work" means construction of the Tenant Improvements in accordance with the Plans and Specifications, as the same may be modified pursuant to Paragraph 4 of this Workletter.

         2.       Preparation of Plans and Specifications.

         (a) Tenant shall cause the Plans and Specifications to be prepared by Architect, in coordination with Landlord's architect, Burgess Design, and submitted to Landlord or on before the Plan Submittal Date set forth in Paragraph 6 below. Tenant shall provide Landlord with at least two (2) complete sets of the Plans and Specifications. Landlord shall have ten (10) Business Days after receiving the Plans and Specifications to approve the Plans and Specifications or provide Tenant with its comments. If Landlord fails to approve the Plans and Specifications or provide Tenant with its comments within such ten
(10) Business Day period, Landlord shall be deemed to have approved the Plans and Specifications. Tenant shall then have five (5) Business Days after receiving Landlord's comments to revise and resubmit the Plans and Specifications to Landlord. Landlord shall have five (5) Business Days after receiving the revised Plans and Specifications to either approve or disapprove the revised Plans and Specifications. The process outlined in the preceding two sentences shall be repeated until Landlord and Tenant have mutually agreed on the Plans and Specifications. The final approved Plans and Specifications must be in compliance with applicable building codes and with insurance regulations for fire resistant Class A buildings. Tenant agrees and understands that Landlord's review and approval of the Plans and Specifications pursuant to this Workletter is solely to protect the interest of Landlord, and Landlord shall not be the guarantor of nor responsible for the correctness of the Plans and Specifications, or responsible for the compliance of the Plans and Specifications with applicable laws.

         (b) Tenant shall cause the Plans and Specifications to be prepared in a form satisfactory for submittal to the appropriate governmental authorities for permits and licenses required for construction of the Tenant Improvements. Landlord shall provide Tenant and/or Architect with such information regarding the Building (including plans for the Building) as Tenant and/or Architect may reasonably request. Upon completion of the Work, Tenant shall cause Architect to provide Landlord with the final Plans and Specifications on a "CAD" disc.

          3.       Construction of Tenant Improvements.

         (a) Tenant shall cause the Tenant Improvements to be constructed in accordance with the Plans and Specifications approved by both parties in accordance with Paragraph 2 above by Construction Associates, Inc. (the "Contractor") or such other contractor as may be selected by Tenant and approved by Landlord. The construction contract between Tenant and Contractor shall be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed. The construction contract must require the Contractor and its subcontractors to comply with the construction procedures of the Building designated by Landlord from time to time during the progress of the Work. The construction contract shall require that the Contractor obtain a performance and payment bond in the face amount of the construction contract from a bonding company acceptable to Landlord. Any such bond shall include a dual obligee rider in favor of Landlord and in a form acceptable to Landlord.

         (b) Landlord will pay for the Cost of the Work until the full amount of the Allowance has been disbursed by Landlord. Thereafter, Tenant shall pay for all remaining Costs of the Work. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liens, losses, damages, claims or expenses (including reasonable attorneys' fees, incurred with or without litigation or on appeal), arising out of or in any way related to the Work, except to the extent any such liens, losses, claims or expenses result from the negligence or intentional misconduct of Landlord or its agents or employees, or from Landlord's wrongful failure to pay the Allowance. Tenant agrees that if Contractor or any subcontractor or other person or entity performing work or supplying materials or equipment in connection with the Work files a lien against the Building or the Premises (and such filing is not a result of Landlord's wrongful failure to pay the Allowance), at Landlord's request, Tenant shall purchase and record a bond in the type required under RCW 60.04.161 in order to release the Building, the Premises and the real property on which the Building is located from the lien. When the Work is completed, Tenant shall deliver to Landlord a full and complete unconditional lien release from Contractor and any subcontractors designated by Landlord.

          4. Changes in Work. Tenant shall have the right to request, in writing, changes to the Plans and Specifications and to the Work, subject to Landlord's prior approval, which approval will not be unreasonably withheld. Tenant shall be responsible for paying any additional costs in the Work resulting from any changes in the Work requested by Tenant (to the extent such costs will cause the Cost of the Work to exceed the amount of the Allowance or the Cost of the Work already exceeds the amount of the Allowance). Notwithstanding any of the foregoing, Landlord shall pay for the cost of any changes to the Work requested by Landlord after the Plans and Specifications have been approved by the parties, except for changes (a) requested by governmental authorities, and (b) changes requested because Landlord reasonably believes the Work does not conform to the approved Plans and Specifications.

        5. Quality of Construction. All Work shall be done by Contractor on behalf of Tenant in a good and workmanlike manner. Architect shall obtain all necessary permits, licenses and approvals including building permits, from such governmental authorities for such construction. Landlord's Representative shall have access to the construction in progress and shall be notified of all construction progress meetings with Tenant, Contractor and/or the Architect.

        6. Landlord's Representative. Prior to the commencement of the Work, Tenant shall designate in writing one individual who shall be Landlord's Representative during the Work. Tenant and Contractor shall be entitled to rely on the decisions of Landlord's Representative regarding the Work until Tenant and Contractor have received written notice from Tenant that such person's authority has been revoked and a new representative appointed.

        7. Additional Provisions. This Workletter sets forth the entire agreement of Landlord and Tenant with respect to the completion of the Work. Neither this Workletter nor any of the provisions contained in this Workletter may be changed or waived, except by a written instrument signed by both parries.

                      CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


STATE OF CALIFORNIA        )
County of San Francisco    )

On this 22nd day of June 1998, before me, Angela L. Cleland, Notary Public, personally appeared Douglas C. Morris and Roy S. Robins, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

                                        WITNESS my hand
and official seal.







                                        Angela L. Cleland
                                        Notary Public in and for the State of
                                        California, residing in San Francisco

DESCRIPTION OF ATTACHED DOCUMENT

Title and Type:            Second Amendment to Lease between The Trustees Under
                           the Will and of the Estate of James Campbell, Deceased, as Landlord, and Pacifica Joint Venture, as
                           Tenant.

Date:                      June 12, 1998

Signer(s) Other than Named Above: None

                            FIRST AMENDMENT TO LEASE

         This Agreement is made as of May 1, 1998, between PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank ("Tenant"), and THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED, acting in their fiduciary and not in their individual capacities ("Landlord").

                                    RECITALS:

         A. Pursuant to a Lease dated March 31, 1998, between Tenant and Landlord (the "Lease"), Tenant is leasing certain premises (the "Existing Premises") in the building presently known as Skyline Tower located at 10900 N.E. 4" Street in Bellevue, King County, Washington (the "Building"). The Existing Premises and the Building are more particularly described in the Lease.

         B. Tenant desires to expand the Existing Premises to include certain space with an agreed area of 2,404 rentable square feet (the "Additional Space") located on the first floor lobby level of the Building, commonly referred to as Suite 210 ("Suite 210"), and certain space with an agreed area of 117 rentable square feet (the "Adjacent Space") located adjacent to the Existing Premises. The Additional Space is marked with crosshatching on the floor plan of the Building attached to this Agreement as Exhibit . Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to such terms in the Lease.

                                   AGREEMENT:

         In consideration of the mutual covenants contained in this Agreement, and the mutual covenants contained in the Lease, Landlord and Tenant agree as follows:

         1. Expansion of the Premises. Effective as of the date this Agreement is executed by Tenant, the Lease is amended so that all references in the Lease to the "Premises" shall mean the Existing Premises and the Additional Space, having an agreed area of 9,506 rentable square feet.

         2. Amendments to Basic Lease Provisions. The following Basic Lease Provisions shall be amended as follows:

            1. Description of Premises: The Premises contain an agreed area of 9,506 rentable square feet.

            3.  Tenant's Share of Operating Expenses and Real Property Taxes:
                2.44%.

            5.  Annual Base Rent:

                  (a) From the "Commencement Date" (defined below) through the last day of the twenty fourth (24th) full calendar month of the Lease Term - $237,650.00.

                  (b) From the first day of the twenty fifth (25th) full calendar month of the Lease Term through and including the last day of the thirty sixth (36th) full calendar month of the Lease Term - $247,156.00.

                  (c) From the first day of the thirty seventh (37') full calendar month of the Lease Term through and including the last day of the sixtieth (60th) full calendar month of the Lease Term - $256,662.00.

            6.  Monthly Installments of Base Rent:

                  (a) From the "Commencement Date" (defined below) through the last day of the twenty fourth (24th) full calendar month of the Lease Term - $19,804.17.

                  (b) From the first day of the twenty fifth (25th) full calendar month of the Lease Term through and including the last day of the thirty sixth (36th) full calendar month of the Lease Term - $20.596.33.

                  (c) From the first day of the thirty seventh (37th) full calendar month of the Lease Term through and including the last day of the sixtieth (60') full calendar month of the Lease Term - $21.388.50.

         3. Condition of Additional Space. Tenant is familiar with the condition of the Additional Space and agrees it will accept possesion of and take occupancy of the Additional Space in its present condition, AS-IS. Notwithstanding any other provision of the Lease, Landlord will allow Tenant to take possesion of the Additional Space when this Agreement has been executed by Tenant and delivered to Landlord. Tenant shall commence paying on Suite 210 on the earlier of (a) August 15, 1998, or (b) the date Tenant is required to commence paying rent on the Existing Premises pursuant to the terms of the Lease. Tenant shall be required to commence paying rent on the Adjacent Space when it is obligated to commence paying rent on the Existing Premises. If Tenant is required to commence paying rent on Suite 210 prior to the date it is required to commence paying rent on the Existing Premises, the monthly rent payable with respect to Suite 210 will be in the amount of $5,008.33

         4. Termination Fee. The sum payable by Tenant pursuant to Section 15(g) of the Lease in the event Tenant is unable to obtain a charter for Pacifica Bank shall be increased by the costs incurred in locating its existing newspaper room from the Adjacent Space to another location in the Building. Landlord estimates such relocation costs will be approximately $10,000.

         5. Miscellaneous Except as specifically modified or amended pursuant to this Agreement, all of the terms and conditions of the Lease remain unchanged and in full force and effect. If any of the terms or conditions of the Lease conflict with any of the terms or conditions of this Agreement, this Agreement shall control.

         DATED as of the day and year first written above.

LANDLORD:

THE  TRUSTEES  UNDER THE WILL AND OF THE  ESTATE OF
JAMES   CAMPBELL,   DECEASED,   acting   in   their
fiduciary and not in their individual capacities

By       /s/ Roy S. Robins
         ------------------------------------
         Roy S. Robins, Director of Mainland Properties

By       /s/ Douglas C. Morris
         ------------------------------------
         Douglas C. Morris, Senior Asset Manager


TENANT:

PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank


By       /s/ Jeffrey C. Low
         ------------------------------------
         Jeffrey C. Low, General Partner

                      CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


STATE OF CALIFORNIA        )
County of San Francisco    )

On this 8thy of May, 1998, before me, Angela L. Cleland, Notary Public, personally appeared Douglas C. Morris and Roy S. Robins, personally known to me to be the person(s) whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

                                        WITNESS my hand
and official seal.







                                        Angela L. Cleland
                                        Notary Public in and for the State of
                                        California, residing in San Francisco

DESCRIPTION OF ATTACHED DOCUMENT

Title and Type:            First Amendment to Lease by and between C.R.
                           Churchill, W.H. McVay, P.R. Cassiday, and C.D. Pratt,
                           Jr. the duly appointed and acting trustees under the Will and of the Estate of James Campbell, Deceased, and Pacifica Joint Venture, as Tenant.

Date:                      May 1, 1998

Signer(s) Other than Named Above: None

STATE OF WASHINGTON        )
                                            ) ss.
COUNTY OF  King                     )


         On this 1st day of May ,1998, before me, a Notary Public in and for the State of Washington, duly commissioned sworn, personally appeared Jeffrey C. Low, to me known to be a General Partner of PACIFICA JOINT VENTURE, the joint venture named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said joint venture for the uses and purposes therein mentioned.

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal the day and year in this certificate above written.



                                        /s/ Charlain Thomas
                                        ------------------------------------


                                        ------------------------------------
                                        Print Name

                                         NOTARY PUBLIC in and for the State of
                                         Washington, residing at Tukwila. My
                                         commission expires 3-25-2000.

                                    EXHIBIT A

                                  SECOND FLOOR
                                  SKYLINE TOWER
                              BELLEVUE, WASHINGTON

                              (DRAWING OF PREMISES)

                  MONTH-TO-MONTH STORAGE SPACE RENTAL AGREEMENT
                                  SKYLINE TOWER

UNIVERSITY STREET PROPERTIES IV, LLC, hereinafter called "Landlord", hereby leases to Pacifica Bank, hereinafter called Tenant, and Tenant hereby leases from Landlord on a month-to-month basis, commencing on the 1st day of October, 1999, that certain space known and designated as Storage Number P-5-5, approximately 70 square feet in Skyline Tower, being situated at 10900 Northeast Fourth Street, Bellevue, Washington, for the rental of Seventy Dollars ($70.00) per calendar month, payable in advance on the first day of each month. Accordingly, annual rate per square foot is $12.00. Said premises are to be used for storage and no other purposes; and Tenant will, at its own expense, repair any damage caused by Tenant or Tenant's employees during the term of occupancy. During the term of occupancy, and a minimum of each October 1st, the monthly rental shall be reviewed and adjusted, at the discretion of Landlord, by providing a minimum of thirty (30) days prior written notice to Tenant.

The Landlord shall provide such utilities as are appropriate to the intended use of the premises but shall not be liable for damages or otherwise should these services be interrupted by fire, accident, strike, riot, or other causes beyond Landlord's control or from the making of necessary repairs or improvements by Landlord or Landlord's agents.

The Tenant may terminate this Agreement at the end of any month, in the manner prescribed by law, upon serving Landlord a written notice thirty (30) days or more preceding the end of the month of its intention to do so, and Landlord may terminate this Agreement by serving upon Tenant in the manner prescribed by law, more than twenty (20) days prior to the end of any month, a notice requiring Tenant to vacate the premises at the expiration of such month. Should the rented premises be damaged or the use impaired by fire or the elements and the damage not be repaired or the full use thereof restored within ninety (90) days, either party may cancel this Agreement upon three (3) days notice. The rules and regulations as outlined on the reverse of this Agreement are hereby agreed to by both parties.

Should the Tenant vacate the premises without properly terminating this Agreement, Landlord may rent the premises to another or others for such rent and upon such terms as it may see fit and, if the full rental herein above reserved shall not be realized, Tenant shall be the deficiency.

IN WITNESS WHEREOF, OF, the parties h have caused this month-to-month Rental Agreement to be duly executed this 1st day October , 1999.

UNIVERSITY STREET PROPERTIES IV, LLC               Pacifica Bank
as Landlord                                                          as Tenant
BY:      UNICO PROPERTIES, INC.                    BY:      /s/
         ------------------------------------      -----------------------------

         ITS:     Managing Agent                       ITS:  SVP/CFO

BY:      /s/ Scott Coombs
         ------------------------------------

ITS:     General Manager

                            FOURTH AMENDMENT TO LEASE

         THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made as of May 24, 2000 between UNIVERSITY STREET PROPERTIES IV, LLC, a Delaware limited liability company ("Landlord") and PACIFICA JOINT VENTURE, a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank ("Tenant").

                                    RECITALS

         A. Pursuant to a Lease dated March 31, 1998 between Tenant and The Trustees under the Will and of the Estate of James Campbell; Deceased (the "Original Landlord"), as amended by a First Amendment to Lease dated as of May 1, 1998, a Second Amendment to Lease dated as of Tune 12, 1998, and a Third Amendment to Lease dated as of May 28, 1999, (as amended, the "Lease"), Tenant is leasing certain premises (the "Current Premises") in the building presently known as Skyline Tower located at 10900 N.E. 4`h Street in Bellevue, King County, Washington (the "Building"). The Current Premises and the Building are more particularly described in the Lease. Landlord is the current owner of the Building and the holder of all of the rights of the Original Landlord under the Lease. Capitalized terms used in this Amendment and not otherwise defined will have the meanings given to such terms in the Lease.

         B. Tenant desires to expand the Current Premises to include certain space with an agreed area of 1,296 rentable square feet (the "Additional Space") located on the ground floor of the Building and commonly referred to as Suite 100A_ The Additional Space is marked with crosshatching on the floor plan of the Building attached to this Amendment as Exhibit A Landlord and Tenant have agreed to amend the Lease accordingly.

                                    AGREEMENT

         In consideration of the mutual covenants contained in this Amendment and the mutual covenants contained in the Lease, Landlord and Tenant agree as follows:

         1. Expansion of the Premises. Effective as of the Expansion Commencement Date (as defined in paragraph 2 of this Amendment), the Lease is amended so that all references in the Lease to the "Premises" will mean the Current Premises and the Additional Space, having an agreed area of 10,802 rentable square feet.

         2. Expansion Commencement Date. The "Expansion Commencement Date" will be the earlier of (a) the date the Tenant Improvements (as defined in paragraph 4 of this Amendment) are substantially complete to the extent that Tenant may reasonably use and occupy the Additional Space for the purpose for which the Additional Space is intended or (b) May 26, 2000. As of the date this Amendment has been executed by both Landlord and Tenant, Tenant may enter the Additional Space for the sole purpose of causing the Tenant Improvements to be constructed. Upon such entry, all of Tenant's covenants arid obligations under the Lease (except those regarding payment of rent) will be applicable to the Additional Space.

         3. Amendments to Basic Lease Provisions. Effective as of the Expansion Commencement Date, the following Basic Lease Provisions will be amended as follows:

                  1. Description of Premises: The Premises contain an agreed area of 10,802 rentable square feet.

                  2.   Tenant's Share of Operating Expenses and Real Property
                       Taxes: 2.77%.

                  5.   Annual Base Rent:

                       (a) From the "Expansion Commencement Date" through August
                           31, 2000 - $270,050.00.

                       (b) From September 1, 2000 through August 31, 2001 -
                           $280,852.00.

                       (c) From September 1, 2001 through August 31, 2043 -
                           $291,654.00.

                  6.   Monthly Installments of Base Rent:

                       (a) From the "Expansion Commencement Date" through August
                           31, 2000 - $22,504.17.

                       (b) From September 1, 2000 through August 31, 2001 -
                           $23,404.33.

                       (c) From September 1, 2001 through August 31, 2003 -
                           $24,304.50.

         4.       Construction of Tenant Improvements.

                  (a) Tenant shall cause those improvements necessary for its use of the Additional Space (the "Tenant Improvements") to be constructed by TO Construction (the "Contractor") in accordance with plans and specifications approved by Landlord, which approval will not be unreasonably withheld or delayed. The construction contract between Tenant and Contractor will be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed. All work must be done by contractor on behalf of Tenant in a good and workmanlike manner.

                  (b) Landlord will reimburse Tenant in an amount not to exceed $21,301.94 far all costs of completing the work, including the Contractor's fees, design fees, Landlord's coordination fees (not in excess of five percent (5%) of the balance of the cost of the work), architect's fees, demolition costs, permit fees and any applicable taxes. Tenant shall pay ail additional costs to design and complete the Tenant Improvements. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liens, losses, damages, claims or expenses (including reasonable attorneys' fees) arising out of or in any way related to the design and construction of the Tenant Improvements, except to the extent that any such liens, losses, claims or expenses result from the negligence or intentional misconduct of Landlord or its agents or employees. Tenant agrees that if Contractor or any subcontractor or other person or entity performing work or supplying materials or equipment in connection, with the Tenant Improvements files a lien against the Building or the Premises, then, at Landlord's request, Tenant shall purchase and record a bond in the type required under RCW 60.04.161 in order to release the Building, the Premises and the real property on which the Building is located from the lien. When the Tenant Improvements are completed. Tenant shall deliver to Landlord a full and complete unconditional lien release from Contractor and any subcontractors designated by ` Landlord.

         5. Non-Renewal Fee. If Tenant does not exercise its option to extend the Lease in accordance with the renewal option sec forth in paragraph 46.3 of the Lease, Tenant shall pay to Landlord, at least thirty (30) days prior to the expiration of the Lease, a non-renewal fee in the amount of Eighteen Thousand Dollars ($18,000).

         6. Parking. Section 46.1 of the original lease agreement will be replaced with the following language. The total packing allocation includes twenty-two (22) parking permits for unreserved parking. All parking rates will increase with market at Landlords sole discretion. The parking privileges of tenant and its employees and visitors in the Building parking garage shall be subject to whatever parking methods are then being used in the Building parking garage and subject to any rules and regulations applicable to parking in the Building garage.

         7. No Other Changes. Except as specifically modified by this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect. If any of the terms or conditions of the Lease conflict with any of the terms and conditions of this Amendment, this Amendment will control.

                              LANDLORD

                              UNIVERSITY STREET PROPERTIES IV, LLC,
                              a Delaware limited liability company

                              By  UNICO Properties, Inc., its managing agent

                                  By
                                  Name
                                  Title

                              TENANT

                              PACIFICA JOINT VENTURE*; a joint venture formed under the laws of the State of Washington for the purpose of organizing Pacifica Bank

                              By
                                  Name     John D. Huddleston

                                  Title

                              (*) aka Pacifica Bank

STATE OF WASHINGTON        )
                                    ) ss.
COUNTY OF         ___________       )

         On this 13th day of June, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Don Wise, known to me to be the Sr. Vice President of UNIVERSITY STREET PROPERTIES IV, managing agent of UNIVERSITY STREET PROPERTIES IV, LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the fine and voluntary act and deed of said limited liability company, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

         I certify that r know or have satisfactory evidence that the person appearing before me and malting this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                        /s/ Suzanne Swanson
                                        ----------------------------------------
                                        Signature

                                        /s/ Suzanne Swanson
                                        ----------------------------------------
                                        Print Name

(Notarial Seal for Suzanne Swanson)     NOTARY PUBLIC in and for the State of
                                           Washington, residing at Seattle.
                                           My commission expires  3-21-2004

STATE OF WASHINGTON        )
                                    ) ss.
COUNTY OF KING             )

         On this 1st day of June, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared John D. Huddleston, known to me to be the SVP/CFO of PACIFICA JOINT VENTURE,* the joint venture that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said joint venture, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                        /s/ Paul F. Farris
                                        -----------------------------------
                                        Signature

                                         Paul F. Farris
                                        -----------------------------------
                                        Print Name
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Kirkland.
                                        My commission expires  5-12-02


                                        (*)  aka Pacifica Bank

                                    EXHIBIT A
                                ADDITIONAL SPACE

                                    EXHIBIT A
                                ADDITIONAL SPACE